SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:	[ ] Confidential, For Use of the Commission
[ ] Preliminary Proxy Statement	Only (as permitted by Rule 14A-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to § 240.14a-12

Forward Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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January 26, 2011

To Our Shareholders:

We welcome you to Forward Industries’ proxy statement and annual report (included in your mailing and available on-line) for our fiscal year ended September 30, 2010, and hope that you will attend the annual meeting of shareholders to be held in New York, New York, on March 7, 2011.  We write to you at a pivotal moment in our Company’s history.  This juncture is less about the changes that took place in August 2010 than it is about the strategic path our Company has embarked upon and the affirmation of our belief in the significant opportunities for our Company to expand and broaden its existing business.  Core to these opportunities is the ongoing, dynamic growth in the hand held electronics space.  Our strategy is designed to position the Company to exploit this space via product line, distribution channel, and customer base expansion.

Our management is focused on execution of a strategic plan that is designed to:

  expand our product offerings to OEM customers

  expand our OEM customer base

  diversify distribution by moving into the corporate and retail channels diversify product and revenue sources by establishing product and technology partnerships increase revenues across all channels and geographies by bringing proven sales talent into the Company position our Company as a leader in technology accessory offerings—carry cases and more

We have taken concrete steps to begin advancing each of these objectives to fruition.  These are ambitious undertakings, and there is no underestimating the challenges in realizing our vision.  But we have committed ourselves to this path because we believe in the vision, in the opportunities afforded by the technology accessories business, and in particular, the exploding Smartphone/tablet market, and in our Company’s abilities to achieve our goals.

We have conviction in our strategic plan and in the Company’s capability to execute it.  You need look no further than the table disclosing ownership of Common Stock by directors and officers contained in the proxy statement in the following pages to see a demonstration of our conviction.  We believe that it should be an abiding tenet of Forward’s directors, executive officers, and employees to maintain an equity stake in their business.   One of the key components to our strategic plan outlined above is the attraction of proven sales talent to maximize what we see as very strong opportunities in the technology accessories business.  In order to attract and retain such individuals—and preserve cash for acquisitions and expansion of operations—we need to be able to offer them attractive incentives to grow with us by offering them long-term equity incentives.

Accordingly, we believe it is critical to put in place a new long-term equity incentive plan designed to achieve that part of our strategic business plan.  Even though the 2007 Equity Incentive Plan was amended last year, we are proposing that shareholders adopt the 2011 Long Term Incentive Plan at the meeting on March 7, 2011.  The terms of the proposed 2011 Plan are summarized in this proxy statement.  We believe that adoption of the 2011 Plan will put us in a much better position to attract key sales executives and incentivize our employees and further align their interest with our shareholders.

We are also asking shareholders to give the Company your advisory vote—“say-on-pay”—on the Company’s executive compensation, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  The advisory vote on executive compensation is a non-binding vote our executive compensation programs and practices as described in this proxy statement under “Executive Compensation and Related Information”. As also required by Dodd-Frank, shareholders will be asked to vote on the frequency with which our shareholders shall have the advisory vote on executive compensation—“say-when-on-pay”.  Your Board of Directors is recommending that you provide us your advisory vote on executive compensation every year.

Fiscal 2010

Looking back at the fiscal year just completed, we incurred a net loss of $1.7 million, or $(0.21) per share, compared to a net loss of $1.4 million, or $(0.18) per share, in Fiscal 2009.  These results masked an improving revenue picture, as net sales in our OEM diabetic products line and other products line increased 9% and 10%, respectively, compared to Fiscal 2009.  In addition, gross profit improved significantly, increasing 18% to $4.2 million in Fiscal 2010, aided by the increase in net sales and decreases in Hong Kong costs, due largely to favorable comparisons with Fiscal 2009.  The increase in net loss this past year was due primarily to the 57%, or $1.3 million, increase in general and administrative expense, $1.1 million of which was attributable to developments leading up to and including the Settlement Agreement entered into in August 2010.

A more detailed analysis of our financial condition and results of operations for Fiscal 2010 is available in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for Fiscal 2010, which accompanies this proxy statement.  We strongly urge you read the MD&A in the Annual Report and the other disclosures and risk factors that appear therein.  They are important to understanding your investment in Forward Industries.

 2011 Outlook

We continue to make progress in building sales and diversifying our OEM customer base in our other products sales line.  However, we expect, and hope, that developments in implementation of other elements of our strategic plan will assume an ever-more important role in your Company’s results of operations in the year ahead.  As part of this, necessarily, we do anticipate that we will see an increase in selling, general, and administrative expense as implementation proceeds.

Annual Meeting

We invite you to review the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and proxy documents relating to our 2011 Annual Meeting.  The Notice of Annual Meeting and Proxy Statement that follow this letter provide information concerning matters to be considered and acted upon at the Annual Meeting, scheduled to be held on March 7, 2011.  At the Annual Meeting, management will provide a report on our business followed by a question and answer period.  Representatives of J.H. Cohn LLP, our independent registered public accounting firm for the fiscal year ending September 30, 2011, will be available at the Annual Meeting to address shareholder questions.

Your Vote is Needed

We urge you to attend our 2011 Annual Meeting on March 7, 2011 and to VOTE your shares.  Whether or not you plan to attend, please be sure that your shares are represented by promptly completing, signing, dating, and returning the accompanying proxy card in the enclosed postage-paid envelope or vote using the phone or Internet per the instructions provided.

On behalf of the Board of Directors, management and employees, we thank you for your continued support and look forward to keeping you apprised of our developments.

Sincerely,

/s/ Frank LaGrange Johnson Frank LaGrange Johnson, Chairman of the Board	/s/ Brett M. Johnson Brett M. Johnson Chief Executive Officer

FORWARD INDUSTRIES, INC.
1801 Green Road
Suite E
Pompano Beach, Florida 33064

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders of Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, Florida 33064:

We are sending this notice to inform you that the 2011 Annual Shareholders’ Meeting of Forward Industries, Inc. (“Forward”) will be held on Monday, March 7, 2011, at 9:00 A.M., Eastern Standard Time, at the offices of LaGrange Capital Partners, 570 Lexington Avenue, 27th Floor, New York, New York 10022, for the following purposes:

  To elect a Board of Directors for the current fiscal year.

  To approve the adoption of the Forward Industries, Inc. 2011 Long Term Incentive Plan.

  To ratify the appointment of J.H. Cohn LLP, as our independent registered public accounting firm for the fiscal year ending September 30, 2011.

  Vote on a non-binding resolution to approve Forward’s executive compensation program.

  Vote on a non-binding resolution to determine the frequency (whether every one year, two years or three years) with which shareholders of Forward shall be entitled to have an advisory vote on executive compensation.

  To transact such other business as may properly come before the meeting.

All shareholders are invited to attend the annual meeting.  Only shareholders of record at the close of business on January 17, 2011, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting.  A complete list of shareholders entitled to notice of and to vote at the Annual Meeting will be available at the annual meeting.

Whether or not you plan to attend, please be sure that your shares of common stock are represented at the Annual Meeting by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope, or you can vote using the telephone or Internet by following the instructions in the materials sent to you.

By Order of the Board of Directors:
Frank LaGrange Johnson, Chairman of the Board

Pompano Beach, Florida
January 26, 2011

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, OR VOTE BY TELEPHONE OR INTERNET.  THE PROXY IS REVOCABLE.  THIS MEANS THAT, AFTER YOU HAVE SIGNED, DATED, AND RETURNED THE PROXY CARD, IT WILL NOT BE USED IF YOU:  (1) GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF FORWARD INDUSTRIES, 1801 GREEN ROAD, SUITE E, POMPANO BEACH, FLORIDA 33064, AND SUCH NOTICE IS RECEIVED PRIOR TO THE VOTE TO BE TAKEN AT THE ANNUAL MEETING; OR (2) SIGN AND DELIVER A LATER-DATED PROXY CARD THAT REFLECTS CONTRARY INSTRUCTIONS; OR (3) VOTE BY TELEPHONE OR INTERNET, ON A LATER DATE, AND THE NEW PROXY IS RECEIVED BY BROADRIDGE FINANCIAL PRIOR TO SUCH VOTE; OR (4) ATTEND AND VOTE AT THE ANNUAL MEETING.

FORWARD INDUSTRIES, INC.

1801 Green Road
Suite E
Pompano Beach, Florida  33064
(954) 419-9544

________________

PROXY STATEMENT

________________

The accompanying proxy is solicited by the Board of Directors of Forward Industries, Inc., a New York corporation (which we refer to as “Forward,” the “Company,” “we” or “us”), for use at our 2011 Annual Meeting of Shareholders (which we refer to as the “Annual Meeting”).  The Annual Meeting will be held Monday, March 7, 2011, at 9:00 A.M., Eastern Standard Time, at the offices of LaGrange Capital Partners, 570 Lexington Avenue, 27th Floor, New York, New York 10022, and any postponement or adjournment thereof.

This Proxy Statement and accompanying proxy card and materials will be first mailed to shareholders on or about January 26, 2011, to holders of record of Forward Industries’ common stock, par value $.01 per share (which we refer to as the “Common Stock”), at the close of business on January 17, 2011, the record date for the Annual Meeting.

We will bear the cost of solicitation of proxies.  Our officers, directors, and employees may, without additional remuneration, assist in soliciting proxies by mail, e-mail, telephone and in person. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials, and we may request their authority for execution of the proxies.

VOTING

Whether or not you plan to attend the Annual Meeting, please be sure that shares of Common Stock that you own are represented in the voting at the Annual Meeting by (i) completing, signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope or (ii) voting using the telephone or Internet.  Telephone and Internet voting instructions are provided on the proxy card that accompanies this proxy statement.  A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If your shares of Common Stock are held in “street” name—that is, your shares are registered in the name of a bank, broker, or other nominee—your broker, bank or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions.  In order to vote your shares, follow the voting instructions on the form you receive from your bank, broker, or other nominee. The availability of telephone and Internet voting will depend on the voting procedures of your bank, broker, or other nominee.

Record Date; Voting Securities

The Board of Directors, or “Board,” has fixed January 17, 2011 as the record date for voting at the Annual Meeting (the “Record Date”):  this means that only shareholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.  At the close of business on the Record Date, 8,141,051 shares of Common Stock were outstanding and eligible for voting at the Annual Meeting.  Each share of Common Stock entitles the holder of record on the Record Date to one vote on each matter to be voted on at the Annual Meeting.  Cumulative voting is not permitted.  See the information under “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” that appears later in this Proxy Statement.

Quorum

The quorum necessary to conduct any business at the Annual Meeting consists of a majority of the shares of our Common Stock issued and outstanding on the Record Date, present in person or represented by proxy (received by mail, telephone, or the Internet) at the Annual Meeting.  Proxies submitted by shareholders who vote to abstain, and broker non‑votes are counted as present for purposes of determining whether the quorum requirement is satisfied, even though a vote is not cast.  A broker non-vote occurs if your shares of Common Stock are held in “street name” and you do not give instructions to your broker, bank, or other nominee with respect to the matters to be voted on. If your bank or brokerage firm does not exercise its discretionary authority with respect to matters as to which it has discretionary authority, your shares will be treated as “broker non-votes” on these matters.  If a share is deemed present at the Annual Meeting for any matter, it will be deemed present for all matters.

Proxies

The shares of Common Stock represented by your properly completed and delivered proxy card or by your proxy voted by telephone or Internet will be voted in accordance with your instructions.

Regarding the proxy solicited by our Board of Directors:

  Proposal Number 1, Election of Directors, the proxy card gives you the ability to choose between approval or withholding approval of all nominees or withholding authority to vote for one or more nominees.

  Proposal Number 2, Adoption of the Forward Industries, Inc. 2011 Long Term Incentive Plan (the “2011 Plan”), the proxy card gives you the ability to approve, or disapprove, or abstain from voting.

  Proposal Number 3, Ratification of the Appointment of J.H. Cohn LLP (“JH Cohn”) as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2011, the proxy card gives you the ability to approve, or disapprove, or abstain from voting.

  Proposal Number 4, Approval of a non-binding resolution to approve our executive compensation program, the proxy gives card gives you the ability to approve, or disapprove, or abstain from voting.

  Proposal Number 5, Approval of a non-binding resolution to determine the frequency (whether every year, every two years or every three years) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation, the proxy card give you the ability to select every year, every two years or every three years, or abstain from voting.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies that are timely received (by mail, telephone, or Internet) and not revoked will be voted in accordance with your instructions, if any, given therein. If you sign, date, and return the proxy but you indicate no voting instructions on the proxy card, the shares of Common Stock represented by your proxy will be voted by the persons named in the accompanying proxy: (1) FOR all six of the Board of Directors’ nominees for director, (2) FOR approval of the 2011 Plan, (3) FOR ratification of the appointment of JH Cohn as our independent registered public accounting firm in respect of the fiscal year ending September 30, 2011, (4) FOR approval of a non-binding resolution to approve our executive compensation program, and (5) FOR the approval of a non-binding resolution for an annual frequency for which shareholders of the Company shall be entitled to have an advisory vote on executive compensation.  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, your shares of Common Stock represented by properly completed proxies received by mail, telephone, or the Internet will be voted on any such matter in accordance with the judgment of the persons named as proxies in their discretion.  See “Deadline for Shareholder Proposals for 2012.”

Shareholder Revocation of Proxies

If you have duly and validly signed, dated, and submitted a proxy (by mail, telephone, or Internet), you may revoke it at any time before its exercise at the Annual Meeting if you take any one of the following four actions:  (i) deliver (by mail or otherwise) written notice of such revocation to our Corporate Secretary at the address appearing at the top of page one of this Proxy Statement before the Annual Meeting; or (ii) execute and deliver to us at Forward Industries at such address a duly and validly completed, later dated proxy card reflecting contrary instructions; or (iii) you vote by telephone or the Internet after the date of your first proxy, provided the new proxy is received by our proxy tabulation agent Broadridge Financial (which will have a representative present at the Annual Meeting) before the vote; or (iv) you attend the Annual Meeting and take appropriate steps to cast a ballot representing your shares of Common Stock in person.

No Dissenter’s Rights

Under the New York Business Corporation Law (which we sometimes refer to as the “BCL”), shareholders are not entitled to dissenters’ rights of appraisal with respect to the election of directors, the proposal to adopt Forward’s 2011 Plan, the non-binding proposal to approve the Company’s executive compensation program, the non-binding proposal to approve the frequency with which shareholders will be entitled to an advisory vote on executive compensation, or the proposal to ratify the appointment of JH Cohn as Forward’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

For the fiscal year ended September 30, 2010 (which we sometimes refer to as “Fiscal 2010”), and as of the date of this proxy statement, the board of directors of the Company consists of six persons: five of whom are non-employee, independent directors.  Under our Amended and Restated By-laws, or “By-laws,” the number of directors serving on our Board may not be more than seven nor fewer than three and is set by a resolution adopted by a majority of the entire Board of Directors. In May 2008 the number of directors was fixed at six by resolution of the Board.  All six directors are standing for re-election.

Nominees for Election as Directors

In December 2010, our Nominating and Governance Committee nominated the six individuals who currently comprise our Board of Directors for election as directors at the Annual Meeting.  Our Board of Directors accepted the Nominating and Governance Committee’s recommendations.  Accordingly, six nominees for director are to be elected at the Annual Meeting to constitute the Board of Directors for the 2011 fiscal year, which ends September 30, 2011. See “Structure and Practices of the Board of Directors;—Board of Directors and Director Independence.”

Each nominee for director is standing for election to office for a period of one year, or until his successor has been elected and qualified.  It is intended that the accompanying proxy will be voted in favor of each and all of the following persons to serve as directors, unless you the shareholder indicate to the contrary on the proxy by withholding authority to vote for one or more of the nominees named below.  The nominees are as follows:

Name	Age	Principal Occupation

Frank LaGrange (Grange) Johnson	43

Director and Chairman of the Board since August 2010. Mr. Johnson founded LaGrange Capital Partners, L.P. (“LaGrange”) in May 2000. Mr. Johnson’s distinguished career in the financial and consulting industries brings significant financial and operational leadership experience to the Board. Messrs. Grange Johnson and Brett Johnson, the Company’s President and Chief Executive Officer, are brothers.

Stephen L. Key	67

Director since August 2010. Mr. Key is the sole proprietor of Key Consulting, LLC, a financial consulting firm he founded in 2001. Mr. Key has served as a member of the Board of Directors of Greenhill & Co., Inc., an independent investment bank, since May 2004. Mr. Key is currently a director of 1-800 Contacts, Inc. and was a director of Sitel Corp. until 2007. By virtue of his diverse and extensive service on the Boards of several dynamic enterprises, Mr. Key provides invaluable strategic leadership to the Company.

Owen P.J. King	46

Director since August 2010. Mr. King has been the President and CEO of Stonehurst Management LLC, a New York-based registered investment adviser, since December 2002. Mr. King brings significant business management, financial, and operational skills and experience to the Board.

John F. Chiste	54

Director since February 2008. Mr. Chiste has been the Chief Financial Officer of Falcone Group, a privately held diversified portfolio of real estate companies, since 2005. From 1997 to 2005, Mr. Chiste was the Senior Vice President, Chief Financial Officer and Treasurer of Bluegreen Corporation, a publicly held developer and operator of timeshare resorts. With his experience as Chief Financial Officer of two companies, Mr. Chiste brings broad financial expertise to the Board.

Fred Hamilton	66

Director since February 2008. Mr. Hamilton has been an independent consultant to the marine/undersea cable industry for Fortune 500 and multinational companies since 2002 and is a Director of United Services Automobile Association (USAA), a Fortune 200 full service Financial Services Insurance, Banking, Brokerage and Real Estate company since 1999.  With over 10 years in combined directorship and consulting experience, Mr. Hamilton brings extensive technical and business expertise to the Board.

Louis Lipschitz	65

Director since June 2005. Mr. Lipschitz serves as a director of Majesco Entertainment, Inc., a publicly held software and digital content provider for electronic games; a director of New York & Company Inc., a publicly held women’s clothing specialty retailer; and a director of the Children’s Place Retail Stores, Inc., a publicly held children’s clothing specialty retailer. Previously, Mr. Lipschitz was a director of Finlay Enterprises, a publicly-held specialty retailer of fine jewelry. In addition to his intimate knowledge of the operations of our Company, Mr. Lipschitz brings a wealth of knowledge regarding public company management to the Board.

Our Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Current Committee membership is shown in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Grange Johnson

Louis Lipschitz	X	X (Chairman)	X

John F. Chiste	X (Chairman)	X	X

Fred Hamilton	X	X	X

Stephen L. Key	X	X

Owen P.J. King		X	X (Chairman)

Each of the above nominees has consented to be named in this proxy statement as a nominee and to serve as a director if elected.  The Board of Directors has no reason to believe that any nominee will not serve if elected.  However, if any nominee should be unavailable to serve or decline to serve as a director prior to the vote at the Annual Meeting, and if the Board of Directors designates a substitute nominee for such person, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board of Directors.  We know of no reason why this would occur.

Please review the information under “Executive Compensation and Related Matters—Compensation Discussion; and—Director Compensation” set forth below for information relating to compensation paid to directors and how such compensation was determined.

Shareholders may nominate candidates for director in accordance with guidelines summarized below under “Structure and Practices of the Board of Directors—Nominating and Governance Committee,” and in compliance with the advance notice and other provisions of our By-Laws.  See the information under “Deadline for Shareholder Proposals for 2012.”

Shareholder Vote Required

Assuming a quorum is achieved at the Annual Meeting, to be elected as a director a nominee must receive a plurality of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote for the election of directors.  This means that each nominee who receives the highest vote total versus any competing nominee wins election.  Abstentions and broker non-votes will not have the effect of votes in opposition to a nominee for director.  Therefore, shareholders who do not vote, or who withhold their vote from one or more of the six nominees proposed herein and do not vote for another person in place of the nominee, will not affect the outcome of the election.  If your shares are held in “street” name by a broker, bank, or other nominee and you do not furnish voting instructions to your broker, bank, or nominee, the broker, bank, or other nominee will not have authority to cast the votes represented by your shares for election of directors—this will be a broker non-vote.  If you timely submit a signed and dated proxy but fail to specify instructions to vote for nominees for director, the accompanying proxy will be voted in favor of each and all of the Board’s nominees by the persons named on the accompanying proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors and Director Independence

Rule 5605(b)(1) of the Nasdaq Stock Market’s (“NASDAQ”) listing standards specify that a majority of our Board must consist of independent directors.  The Board of Directors has determined that each of Messrs. Chiste, Key, King, Hamilton, and Lipschitz, each of whom is a nominee for director and who together comprise a majority of our Board of Directors, is independent in accordance with applicable NASDAQ standards, including without limitation, Marketplace Rule 5605(a)(2).  These five directors constitute in different combination the entire membership of each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board of Directors in compliance with the independence standards of NASDAQ Marketplace Rules 5605(c)(2), 5605(d), and 5605(e), respectively.

Board Practices.  Exclusive of committee meetings, the Board of Directors met in person, participated in meetings by means of conference call, or acted by unanimous written consent on 11 occasions during the fiscal year ended September 30, 2010.  All directors attended all of the meetings held by the Board and all of the meetings of the committees of which they are members in person or by telephone conference call.  All directors attended the Annual Meeting of Shareholders held in February 2010.  The Company maintains no formal policy mandating such attendance. The Board holds regularly scheduled meetings following the end of each fiscal quarter to review and discuss results of operations and other matters as needed.  The Audit Committee of the Board follows this practice as well, and meetings of the Compensation Committee and Nominating and Governance Committee meet in conjunction with regularly scheduled meetings of the Board as warranted by the respective Committee agendas.

Exclusive of committee meetings, the independent director members of the Board met in executive session, without other Board members present, on three occasions during the fiscal year ended September 30, 2010.

To assist it in the discharge of its responsibilities, the Board of Directors has established a separately designated, standing Audit Committee, Compensation Committee, and Nominating and Governance Committee.  In addition, in order to address the inherent potential conflicts of interest arising out of the Schedule 13D filings on behalf of LaGrange and its affiliates and to respond to certain demands made in such filings, the Board in April 2010 determined to form a Special Committee, consisting of Messrs. Chiste, Hamilton, and Lipschitz.  The Special Committee on behalf of the Company and its shareholders negotiated the terms of the Settlement Agreement discussed elsewhere in this proxy statement. Upon the performance of certain terms of the Settlement Agreement, the Special Committee was dissolved.

Standing Committees of the Board of Directors

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The current members and principal responsibilities of each Committee are set forth below.

Each committee of the Board of Directors is required to conduct an annual self-assessment to review and assess its performance of its mandates under the charter by which it is constituted and to review the sufficiency of resources to fulfill its mandates.  Under the respective charters of the committees, each committee may retain consultants and advisors to assist it in carrying out its responsibilities.  Under each charter the Company is required to fund the Committee’s expenses (e.g., outside advisers or consultants) to enable it to discharge its responsibilities.

Audit Committee. Our Audit Committee, as defined in and established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the “Exchange Act,” oversees the accounting, financial reporting, internal control over financial reporting of the Company, and audits and reviews of its financial statements.  It is the responsibility of the Committee to maintain free and open communication and coordination between and among the Committee, the Company’s independent registered public accounting firm, the Company’s internal accounting staff, and management in the execution of the above-referenced processes and functions.  The Audit Committee’s approval is required in order to engage our independent registered public accounting firm to perform the audit and non-audit services in order to assure that the provision of such services does not impair such firm’s independence.  In discharging its functions, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company as well as the Company’s external advisors.

The Audit Committee held four meetings during the fiscal year ended September 30, 2010.  Our Audit Committee is governed by a written Charter approved by the Board of Directors.  A copy of the Charter, as amended, is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php Further information regarding the functions performed by the Audit Committee, as well as a copy of the Committee’s Report to the Board of Directors for Fiscal 2010, is set forth in this Proxy Statement under “Matters Relating to Independent Registered Public Accountants.”

Audit Committee Financial Expert.  Our board of directors has determined that Mr. Chiste, who is an independent director and is currently a member and the chairman of the Audit Committee of our Board of Directors, is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

The foregoing information relating to the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or “SEC,” or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act except to the extent expressly incorporated by reference into such filing.

Compensation Committee.  The purposes and responsibilities of our Compensation Committee are to develop, establish, implement, and oversee compensation policies and programs for executive management and to recommend policies for director compensation to the Board of Directors.  Such responsibilities include the administration of our equity compensation plans and the establishment of financial and non-financial targets and objectives that will determine if executive management will be entitled to receive non-equity incentive (bonus) compensation.  The Compensation Committee met three times during the fiscal year ended September 30, 2010.

The Compensation Committee is governed by a written Charter.  The Committee’s Amended and Restated Charter is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php.  Information regarding certain actions taken or not taken by the Committee with respect to the Company’s code of ethics and related party transactions are posted at such website. Further information regarding the functions performed by the Compensation Committee is set forth in this Proxy Statement under “Executive Compensation and Related Information.”

                Compensation Consultants

From time to time the Compensation Committee has engaged the services of James F. Reda and Associates to provide it with compensation-related data and to help guide the Committee in making its decisions. The Company did not pay Jim Reda and Associates for any services in Fiscal 2010.

Nominating and Governance Committee.  The purposes and responsibilities of the Nominating and Governance Committee are to (i) to identify, evaluate, and nominate suitable candidates to our Board of Directors and its committees and (ii) develop and administer policies and procedures applicable to the processes and functioning of our Board and management such that, among other matters, conflicts of interest and inappropriate transactions with related parties are identified, reviewed, and appropriately resolved in accordance with sound corporate governance standards.  In December 2010, the Nominating and Governance Committee met and recommended to the Board the nominees named above for election as director at the Annual Meeting, and the Board of Directors unanimously approved such recommendations.  Pursuant to the Settlement Agreement described herein, the Company agreed to nominate Messrs. Key, King and Grange Johnson for election to the Board at the Annual Meeting. See “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters—Settlement Agreement” for a description of the Settlement Agreement. The Nominating and Governance Committee met three times during the fiscal year ended September 30, 2010.

Under the Nominating and Governance Committee Charter, with respect to its nominating function the responsibilities of the Nominating and Governance Committee include: identifying candidates qualified to become Board members; developing and reviewing background information on such candidates; evaluating such candidates based on their qualifications;  and making recommendations to the Board regarding such candidates.  The Nominating Committee may identify and evaluate candidates for directorships through the use of questionnaires, interviews, and other investigatory methods, including the use of search firms requiring payment of a fee, to determine the suitability of potential nominees.  The Committee’s responsibilities also include recommending to the Board the persons to be nominated for appointment to each of the Board’s committees.  The Nominating and Governance Committee is authorized to retain advisors and consultants and to compensate them for their services.

  In recommending nominees for election to the Board of Directors, the Nominating and Governance Committee will seek to identify candidates who meet the current needs of our Board of Directors.  The Committee Charter does not specify minimum qualifications that must be met by a nominee.  However, the Committee Charter requires the Nominating and Governance Committee to consider, among other things, the candidate’s integrity and honesty, ability to exercise independent business judgment, background, and experience in his/her profession or chosen field of expertise. In addition, the Charter requires the Committee to consider the individual candidate’s ability to work constructively with others, the availability of sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a director, an absence of conflicts that might interfere with the proper performance of his/her responsibilities as director, and other criteria deemed relevant by the Committee.

In an effort to maintain a proper mix of directors that results in a highly effective governing body, the Nominating and Governance Committee also considers such factors as the diverse skills and characteristics of all director nominees; the occupational, geographic and age diversity of all director nominees; the particular skills and ability of each nominee to understand financial statements and finance matters generally; the particular skills and experience of each nominee in managing and/or assessing risk; community involvement of each nominee; and, the independence status of each nominee under the NASDAQ listing standards and applicable law and regulation.  The objective of the Committee is to structure a Board that brings to the Company a variety of skills and perspectives developed through high-quality business and professional experience.  In doing so, the Committee also considers candidates with appropriate non-business backgrounds.   The Committee may, however, consider such other factors as it deems are in the best interests of the Company and its shareholders.

The Nominating and Governance Committee will, on the basis of the same procedures and bases described above, consider director nominee recommendations proposed to it by shareholders, provided, as an initial step required by our By-laws, the name and address of the nominating shareholder, accompanied by relevant biographical information specified in the rules of the SEC, are submitted in writing to the Secretary of the Company, are accompanied by a written statement of the candidate’s consent to serve and the amount of Common Stock owned beneficially and of record, and such submission otherwise complies with the criteria and procedures of the Committee and the Company’s By-laws.  Shareholder submissions of candidates for nominee as director are also subject to the requirements in the next paragraph.  See “Deadline for Shareholder Proposals for 2012.”

Our By-laws require a shareholder who wants to submit the name or names of nominee(s) for director of the Company to have continuously held shares of the Company’s Common Stock aggregating the lesser of at least $2,000 or one percent of the outstanding Common Stock in market value for at least one year prior to the date of the meeting at which the nominee submission is to be made, or that such shareholder is entitled to cast votes with respect to at least 5% of the Common Stock as of the date of such notice, without regard to a minimum holding period.  The shareholder must submit biographical information pertaining to the candidate that is required by the SEC in respect of a candidate in an election contest, as well as a copy of the candidate’s written consent to serve as a director on our Board.  In general, the shareholder must submit the name(s) of the desired nominee(s) not earlier than 150 days prior nor later than 120 days prior to the first anniversary of the preceding year’s annual meeting.  See “Deadline for Shareholder Proposals for 2012.”

Under the Committee Charter with respect to the Committee’s governance function the responsibilities of the Committee include the identification, review, evaluation, and approval or rejection of (i) proposed transactions involving the Company and any officer or director or party related to any such person and (ii) potential conflicts of interest arising out of transactions or arrangements involving the Company or any subsidiary and any director, executive officer, or family member or certain affiliates of any such person.  The Charter also charges the Committee with the development of governance policies with respect thereto; the review and assessment of the performance of the Board and Committees thereof and adequacy of structure and scope of the Committees of the Board; the development of and recommendation to the Board of governance principles; monitoring of compliance with the Company’s Code of Business Conduct and Ethics; and the assessment of effectiveness of the Company’s shareholder communications policy and recommendation of amendments thereto.  See the information under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters—Certain Relationships, Director Independence, and Related Party Transactions” regarding the functions of the Committee relating to potential conflicts of interest between officers, directors, and certain other persons and the Company.

A copy of the written charter governing the responsibilities of the Nominating and Governance Committee, is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php.  Information regarding certain actions taken or not taken by the Committee with respect to the Company’s code of ethics and related party transactions are posted at such website.

Board Leadership Structure

Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer.  In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time.

Grange Johnson has served Chairman of the Board since August 2010 and Brett M. Johnson has served as President and Chief Executive Officer since August 2010.  At this time, we believe that it is in the best interest of the Company to separate the roles of Chairman of the Board and Chief Executive Officer.  This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer focuses primarily on managing the daily operations of the Company.  The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company for customers, employees and operations.  We do not have a Lead Independent Director.  Rather, the Audit, Compensation, and Nominating and Governance Committees are each comprised solely of independent directors, and they provide strong independent leadership that influences the governance of the Company.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities.  Members of each committee report to the full Board as necessary at Board meetings regarding risks discussed by such committee.  In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Communications with the Board

The Board of Directors welcomes communications from security holders and has unanimously adopted a written policy regarding same.  A copy of this policy is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php.  Communications should be sent to Forward at the address set forth on the first page of this Proxy Statement, attention: James McKenna.

Code of Ethics

In November 2003, Forward adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees regarding standards of conduct relating to Company affairs.  The Nominating and Governance Committee is charged with assessing the adequacy of and monitoring management and director compliance with the Code of Business Conduct and Ethics.  Messrs. Brett Johnson and Grange Johnson each have an indirect equity interest in a potential competitor to the Company.  They have advised the Nominating and Governance Committee of this matter, as well as that they are in the process of divesting such interest and they have no day-to-day involvement in such company’s operations. The Code of Ethics is available for viewing at the Company’s web site at http://www.forwardindustries.com/corporate_governance.php.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who is currently an executive officer of Forward and is based on our records and information furnished to us by such persons.

Name	Age	Position with Forward	Held Office Since
Brett M. Johnson................	41	President and Chief Executive Officer	2010
James O. McKenna............	37	Chief Financial Officer and Assistant Secretary	2008
Steven A. Malsin................	63	Secretary	2005

BRETT M. JOHNSON has served as President and Chief Executive Officer since August 2010.  Mr. Johnson is the founder of Benevolent Capital Partners, LLC (“BCP”), a diversified investment company whose investments include Yak Pak, Inc. and Terracycle.  Prior to founding BCP in October 2005, Mr. Johnson was President of Targus Group International, Inc. (“Targus”), a global supplier of notebook carrying cases and accessories, from 2001 to 2004, during which time he led a comprehensive restructuring of the business.  Prior thereto, Mr. Johnson was managing director of Targus’s Europe, Middle East and Africa region and its Asia-Pacific region.  Under Mr. Johnson’s leadership, Targus was a two-time winner of the Queen’s Award for Enterprise and a six-time winner of Gartner Group’s Best Vendor Award at RetailVision and VarVision.  In addition, from 1998 to 2009, Mr. Johnson was a member of the of Board of Director of Targus and a member of the Audit Committee of the Board of Directors of Targus from 2006 to 2009.  Mr. Johnson is 41 years old.  Brett M. Johnson and Grange Johnson, the Chairman of the Board of the Company, are brothers.

 JAMES O. MCKENNA was appointed chief financial officer effective January 2008.  Prior to that time he served as the Company’s Controller since December 2003.  Prior to joining Forward, Mr. McKenna was employed as Assistant Controller with Medallist Developments Inc., a real estate development company, from January 2002 to December 2003.  Mr. McKenna was employed as an auditor with Ernst and Young LLP from September 1996 to December 2001 and is a Certified Public Accountant.

STEVEN A. MALSIN was appointed Secretary of Forward in January 2005.  He is, and has for more than the past five years, been engaged in private legal practice and has within the past five years served on the boards of two not-for-profit organizations.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion

Overview

The principal elements of the Company’s compensation programs for its executive officers are:  (i) base salary; (ii) performance-based, non-equity incentive awards as a primary element to complement base salary (bonus); and (iii) awards of long-term, equity-based compensation.

Long-term equity based compensation is accomplished under the Forward Industries 2007 Equity Incentive Plan, as amended (the “2007 Plan”), adopted by the Company and by its shareholders in May 2007 and amended February 2009. Under the 2007 Plan, 800,000 shares of Common Stock were authorized for grants of awards of stock options and restricted stock, of which 174,500 shares remain available for grant. In addition, the Board has adopted the 2011 Plan, and has recommended that shareholders adopt the 2011 Plan at the Annual Meeting. If the 2011 Plan is adopted by shareholders at the Annual Meeting, it will supplement the 2007 Plan.  The 2011 Plan, if approved, will have available 850,000 shares of Common Stock available for grants of awards.

We anticipate that, in the future, a more significant portion of our overall executive compensation will be in the form of stock options granted pursuant to our 2007 Plan or, if approved by shareholders, the 2011 Plan. Accordingly, the Company is soliciting shareholder approval of the 2011 Plan in order to attract and retain the qualified officers and directors necessary to achieve the Company’s business objectives.

Fiscal 2010 Compensation for Executive Officers

On August 10, 2010, Douglas W. Sabra resigned as President and Chief Executive Officer of the Company and as Acting Chairman of the Board. In connection with a severance and release agreement entered into by the Company with Mr. Sabra in connection with his resignation, Mr. Sabra received $500,000, of which half was paid on August 10, 2010 and the remaining half will be paid in 12 equal monthly installments, which commenced on September 1, 2010. In addition, 26,666 shares of restricted Common Stock granted to Mr. Sabra under the 2007 Plan immediately vested and all restrictions thereto were eliminated, and options held by Mr. Sabra to purchase 10,000 shares of the Company’s Common Stock at $2.02 per share were immediately vested. These actions were entered into pursuant to the Settlement Agreement discussed below.

Also, on August 10, 2010, the Company’s Board of Directors appointed Mr. Brett Johnson as the Company’s President and Chief Executive Officer. He is currently employed with the same base compensation and benefits as Mr. Sabra. Accordingly, Mr. Brett Johnson’s current base salary is $250,000.

The base salary of $175,000 for Mr. McKenna did not change in Fiscal 2010.

Operating losses incurred during the past three fiscal years and the poor economy were the significant factors in the compensation decisions for Mr. Brett Johnson, Mr. Sabra and Mr. McKenna.

In December 2009 the Compensation Committee approved performance-based targets that, if achieved, would determine whether non-equity incentive compensation would be earned in respect of Fiscal 2010 by Messrs. Sabra and McKenna.  Dual targets were established:  Messrs. Sabra and McKenna were eligible to earn 5% and 2%, respectively, of operating income (exclusive of “other income (expense)”), recorded by the Company in Fiscal 2010.  This target was believed by the Committee to be difficult of achievement, but not unreasonable, because of operating losses and adverse sales trends in Fiscal 2009 and 2008.  In December 2010 the Compensation Committee determined that no compensation was earned by Mr. McKenna (or would have been earned by Mr. Sabra) under this metric as the Company incurred an operating loss for Fiscal 2010.  The second target set by the Committee was based on achievement of one or more of operational, financial, execution, or other goals in Fiscal 2010.  The discretionary targets reflect the flexibility the Committee believed it needed to preserve in order to maintain incentives for the executive against the background of a poor economy and adverse sales trends as well as the Committee’s desire for these executive officers to devote a significant amount of their time to evaluation of potential acquisition candidates.  The Committee in December 2010 determined not to award any bonus compensation to the Named Executive Officers identified in the Summary Compensation Table below (“Named Executive Officer”) in respect of Fiscal 2010 under these discretionary targets, even though the Committee commended their accomplishments in maintaining cash balances, reducing operating expense, and effectively assessing acquisition targets.

In December 2009 the Compensation Committee also determined to award Mr. Sabra and Mr. McKenna 10,000 shares and 7,500 shares, respectively, of restricted stock pursuant to the 2007 Plan. The Committee also determined to award Mr. Sabra and Mr. McKenna 10,000 options and 7,500 options, respectively, to purchase Common Stock pursuant to the 2007 Plan. The grant price was the closing price of Common Stock on the grant date, or $2.02 per share.  This award reflected the Committee’s belief that the award of equity-based compensation serves as a significant incentive to a high level of performance as well as a retention incentive.  The respective amounts of restricted stock granted and options reflected the Committee’s assessment of the anticipated contributions by each executive. In the case of Mr. McKenna, these awards vest in equal amounts over three years commencing on the first anniversary of the grant date of December 11, 2009, the close of business on the second business day after release of  results of operations for Fiscal 2009.  As discussed above, on August 10, 2010, Mr. Sabra’s restricted stock and options immediately vested, and with respect to his restricted stock the restrictions were eliminated, pursuant to his severance and release agreement.

Action for Fiscal 2011

As of January 17, 2011, 174,500 shares remained available for grants of awards under the 2007 Plan, an amount that would allow the Committee and the Company limited flexibility in structuring long-term equity-based awards to attract and retain current or prospective employees or in connection with a potential business combination.  Accordingly, in December 2010 the Compensation Committee recommended, and the Board of Directors approved, a proposal to adopt the 2011 Plan.  Without the approval by shareholders of the 2011 Plan, the Company will not have the means to make equity-based awards to (i) attract new talent to the Company in order to execute its strategic plans (ii) management, employees, or directors under their respective programs or (iii) provide flexibility in structuring a strategic transaction of interest to the Company.

Mr. Brett Johnson is currently employed on an “at-will” basis. Mr. McKenna is currently employed pursuant to an employment agreement, which expires on December 31, 2011. In addition, in August 2010 the Company entered into a retention agreement with Mr. McKenna providing him with a retention payment of $175,000 if Mr. McKenna performs his duties under his employment agreement in the capacities set forth therein until at least March 1, 2011.

On November 3, 2010, the Compensation Committee determined to award Mr. Brett Johnson 200,000 options to purchase the Company’s Common Stock pursuant to the 2007 Plan. The grant price was the closing price of Common Stock on November 5, 2010, the grant date, or $3.55 per share. This award reflected the Committee’s belief that the award of equity-based compensation serves as a significant incentive to a high level of performance as well as a retention incentive.  These options reflect the Committee’s assessment of the anticipated contributions by Mr. Brett Johnson. These awards vest in equal amounts over five years commencing on the first anniversary of the grant date of November 5, 2010.

In December 2010, the Compensation Committee approved the terms of performance-based targets that will determine the amount, if any, of non-equity incentive (bonus) compensation that can be earned in respect of Fiscal 2011 by the Company's Named Executive Officers in accordance with their respective employment agreements. Target bonus compensation for Mr. Brett Johnson and Mr. McKenna was set at $75,000 and $35,000, respectively, based on a formula of specified percentages of the amount of operating income, if any, recorded by the Company in Fiscal 2011, with maximum bonuses capped at twice their respective target amounts.   In determining bonus payable for each Named Executive Officer, operating income will be calculated: (i) based on the Company’s existing OEM business and planned internal development and expansion of product offerings and geographies; and (ii) excluding “other income (expense)”. In addition to eligibility to earn the bonus described above, the Compensation Committee may award a discretionary bonus to either or both of Messrs. Brett Johnson and McKenna.

In December 2010, the Compensation Committee also determined to award Mr. McKenna 7,500 options to purchase the Company’s Common Stock pursuant to the 2007 Plan. The grant price was the closing price of the Common Stock on the grant date, or $3.36 per share. This award reflected the Committee’s belief that the award of equity-based compensation serves as a significant incentive to a high level of performance as well as a retention incentive.  These options reflect the Committee’s assessment of the anticipated contributions by Mr. McKenna. These awards vest in equal amounts over five years commencing on the first anniversary of the grant date of December 22, 2010.

Summary Compensation Table

The following table sets forth certain summary information for the fiscal years ended September 30, 2010 and 2009, showing all compensation paid or earned for services rendered in all capacities for those years of service by (i) each person who served as our principal executive officer at any time during those periods, and (ii) our Chief Financial Officer, who was the only other executive officer whose total compensation exceeded $100,000 during such periods.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards (1)	All Other Compensation ($) (2)	Total ($)
Brett M. Johnson (3) Chief Executive Officer	2010	34,135	--	--	--	1,540	35,675
Douglas W. Sabra (3) Former Principal Executive Officer	2010 2009	215,064 250,000	-- --	20,200 31,050	12,800 --	303,895 29,701	551,959 310,751
James O. McKenna (3) Principal Financial Officer	2010 2009	175,000 175,000	-- --	15,150 12,420	9,600 --	21,536 16,687	271,286 204,107

(1)

The amount shown under “Stock Awards” and “Options Awards” represents the aggregate grant date fair value of the awards in each year shown in the Table computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  See Note 7 to the Financial Statements included in our Annual Report on Form 10-K for Fiscal 2010 that accompanies this Proxy Statement for a description of the assumptions used in valuing awards of stock options and restricted stock grants.

(2)	The following table sets forth the components of All Other Compensation.

ALL OTHER COMPENSATION
Name	Fiscal Year	Auto ($)	Company Contributions to Retirement & 401(K) Plans ($)	Severance	Total ($)
Brett M. Johnson	2010	1,540	--	--	1,540
Douglas W. Sabra	2010 2009	16,879 16,457	16,182 13,244	270,833 --	303,895 29,701
James O. McKenna	2010 2009	10,669 6,923	10,867 9,764	-- --	21,536 16,687

(3)

Mr. Sabra resigned as chief Executive Officer on August 10, 2010.  Mr. Brett Johnson was appointed Chief Executive Officer on August 10, 2010.  Mr. McKenna began service as Principal Financial Officer on January 1, 2008.

In the above table, Mr. Sabra was paid his base salary pursuant to an employment agreement, which was terminated effective August 10, 2010, and his severance was paid pursuant to a severance and release dated August 10, 2010.

No non-equity incentive compensation was paid to any of the Named Executive Officers in Fiscal 2010 or Fiscal 2009 because financial targets established by the Compensation Committee in order to earn such compensation were not achieved in any such year.  Accordingly, no disclosure of this element of compensation is shown in the Summary Compensation Table.

All items of “All Other Compensation” in the table in note (2) above were paid in accordance with the terms of the Named Executive Officers’ employment agreements, except for Mr. Brett Johnson, who was not employed pursuant to an employment agreement.  These items of compensation are not paid to employees generally, except in the case of contributions to 401(k) plans.  Under that benefit, employees receive matching contributions equal to a percentage of  the employee’s contribution to the 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table shows the amount and value of equity-based awards granted to the Named Executive Officers that were outstanding at the end of Fiscal 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Brett M. Johnson	--	--	--	--	--
Douglas W. Sabra	--	--	--	--	--
James O. McKenna	7,500	2.02	12/10/2019	12,500(1)	$46,625(2)

(1)

Of these shares of restricted stock, 1,000 are part of a January 2, 2008 grant, which vest on January 1, 2011; 4,000 are part of a December 18, 2008 grant, of which 2,000 and 2,000 vest on December 17, 2010, and 2011, respectively; and 7,500 were granted on December 11, 2009, of which 2,500, 2,500 and 2,500 vest on December 10, 2010, 2011 and 2012, respectively.

(2)

Market value was calculated using the closing bid price of the Company’s Common Stock on September 30, 2010, or $3.73 per share.  As of January 14, 2011, the closing bid price of the Common Stock was $3.68.  The closing bid price of the Common Stock on the grant dates of January 2, 2008, December 18, 2008 and December 11, 2009 were $2.37, $2.07 and $2.02 per share, respectively.  See Note 7 to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, which accompanies this Proxy Statement for a description of the assumptions with respect to the valuation of awards of options and restricted stock.

In the Company’s 2011 Fiscal Year, Mr. Brett Johnson was granted options to acquire 200,000 shares of the Company’s Common Stock on November 5, 2010, with an exercise price of $3.55 per share, vesting equally over five years, starting on the first anniversary of the date of the grant and Mr. McKenna was granted options to acquire 7,500 shares of the Company’s  Common Stock on December 22, 2010, with an exercise price of $3.36 per share, vesting equally over five years, starting on the first anniversary of the date of the grant.

2010 Option Exercises and Stock Vested

The following table shows (i) the number of shares acquired and the value realized as a result of option exercises by the Named Executive Officers in Fiscal 2010 and (ii) the value of restricted stock awards that vested in Fiscal 2010.  The restricted stock grants were made pursuant to the 2007 Plan.

OPTION EXERCISES OR STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Brett M. Johnson	--	--	--	--
Douglas W. Sabra	4,278 (1)	15,100	38,333	82,849
James O. McKenna	--	--	3,000	6,510

(1)

Mr. Sabra exercised options for 10,000 shares on August 12, 2010, pursuant to which he surrendered 5,722 shares as payment of the exercise price and, accordingly, 4,278 shares were issued. The surrendered shares were valued at $3.53, which was the closing price on the date of exercise.

(2)

Value realized on the vesting date is computed using the closing price of the Common Stock as quoted on the Nasdaq Capital Market on the vesting date.  See Note 7 to the Financial Statements included in our Annual Report on Form 10-K for Fiscal 2009, which accompanies this Proxy Statement for a description of the assumptions underlying the valuations of compensation expense recorded on the income statement for Fiscal 2009.

Pension Benefits

We maintain no pension plans or other long-term incentive plans or arrangements available to any employees.

Nonqualified Deferred Compensation

We maintain no nonqualified defined contribution or deferred compensation plans or arrangements.

Post-Employment Compensation

The Company does not maintain any pension, deferred compensation, or other post-employment compensation for executives or employees other than its 401(k) plan and, as the case may be, pursuant to the terms of employment agreements with its executive officers.  The Compensation Committee has no fixed policy regarding the grant of severance benefits.  Rather, severance compensation is determined on a case-by-case basis depending on the executive’s term of service, his performance in his position, and other factors.

Resignation of Douglas W. Sabra

The Company entered into a severance and release agreement with Mr. Sabra on August 10, 2010 in connection with his resignation as President (chief executive officer) and director (the “Sabra Severance and Release Agreement”).  The Sabra Severance and Release Agreement includes a release of claims against the Company by Mr. Sabra and reaffirms covenants made in favor of the Company and other continuing terms of his prior employment agreement.

In consideration of Mr. Sabra’s execution and performance of the Sabra Severance and Release Agreement, the Company agreed to (i) pay Mr. Sabra $500,000, of which half was paid on August 10, 2010 and the remaining half is payable in 12 equal monthly installments which commenced on September 1, 2010, (ii) immediately vest and eliminate all restrictions on 26,666 shares of restricted Common Stock of the Company previously granted to Mr. Sabra under the 2007 Plan, (iii) immediately vest the option to purchase 10,000 shares of Common Stock of the Company at $2.02 per share previously granted to Mr. Sabra under the 2007 Plan and (iv) release any claims against Mr. Sabra by the Company.

Retention Agreement with James O. McKenna

In connection with the Settlement Agreement, on August 10, 2010, the Company entered into the a retention agreement with Mr. McKenna, providing Mr. McKenna with a retention payment of $175,000 if Mr. McKenna performs his duties under his employment agreement in the capacities set forth therein until at least March 1, 2011.  In the event that, prior to March 2, 2011, Mr. McKenna’s employment is terminated by Mr. McKenna for “good reason” (as such term is defined in his employment agreement), Mr. McKenna shall be entitled to the $175,000 retention payment upon the effective date of termination.

Employment Agreement with Mr. McKenna

Upon termination of employment by the Company without “cause” or by Mr. McKenna for “good reason” (as defined in his employment agreement), Mr. McKenna is entitled to (i) earned and unpaid salary accrued through the date of termination, (ii) salary at the rate in effect (prior to any rate reduction giving rise to good reason) at termination for one year payable in a lump sum within 15 days as severance, (iii) unreimbursed business-related expenses, (iv) compensation for any unused personal holidays and unused vacation days accrued to the date of termination in the fiscal year in which termination occurs, (v) except in case of non-renewal occurring at end of term, the ratable amount of bonus to which Mr. McKenna may be entitled, and (vi) any accrued and unpaid benefits, including stock options, grants of restricted stock or other benefits that are vested, as of the date prior to the date of termination, under any employee benefit plan or program.  The Company’s election to give notice of non-renewal in connection with the end of the term is considered to be termination without cause.

The table below sets forth information concerning the potential payments upon termination of employment for each Named Executive Officer to whom the Company has a post-employment compensation obligation. Information is provided as if the termination, death, disability, or change in control had occurred as of September 30, 2010.  No Named Executive Officer was entitled to non-equity incentive compensation (bonus) in Fiscal 2010, because the Company’s operating and other results failed to meet the targets established by the Compensation Committee of the Board of Directors in order for such compensation to be earned.

POTENTIAL PAYMENTS UPON TERMINATION
Name	Termination For Cause (1)	Termination without Cause or by Executive for Good Reason	Termination upon disability or death (1)
James O. McKenna	--	350,000 (2)	--

(1)

The amounts owed under these circumstances would be limited to accrued salary and benefits payable at the time such termination occurred.  Had the executive qualified to earn bonus during the fiscal year, the executive would have been entitled to his pro rata share of bonus at termination (no bonus is earned during any period the executive is determined to be disabled).

(2)

This amount includes (i) $175,000 of severance under his employment agreement, representing 12 months of Mr. McKenna’s salary at his prevailing rate in effect at September 30, 2010, and (ii) $175,000 if his employment is terminated prior to March 2, 2011 by Mr. McKenna for “good reason” (as such term is defined in his employment agreement).

Director Compensation

Our program for compensation of non-employee directors provides for each non-employee director to receive an annual stipend of $20,000, payable in quarterly increments of $5,000, and for the chairman of each committee to receive an additional $2,000 stipend per committee chair. In addition, each non-employee director receives $2,000 for each board meeting attended (except those held via conference call, which are $500 per conference call) and $1,000 for each committee meeting attended (unless attended in conjunction with a board meeting, in which case no additional fee is paid) and is entitled to reimbursement for actual and reasonable travel expenses incurred for attendance at such meetings.  In addition, options to purchase 10,000 shares of Common Stock are granted annually at an exercise price equal to the market price on the date of the grant as quoted on the Nasdaq Capital Market.  Executive officers who also serve on the Board of Directors receive no director’s compensation for such service. In the event any director ceases to serve as director, such options expire 90 days after the termination of the director relationship.

In February 2010 the Compensation Committee recommended to the Board the award of options to purchase 10,000 shares of Common Stock to two of the five non-executive directors then serving on the Board, Messrs. Hamilton and Chiste, and options to purchase 15,000 shares of Common Stock to three of the five non-executive directors then serving on the Board, Messrs. Schiffman, Galloway and Lipschitz. The grant of 15,000 shares (in lieu of the customary 10,000 shares) to such individuals was in recognition of their long standing service on the Board.  The Board on February 11, 2010, approved these grants, which were made at the closing price of the Common Stock on the grant date, or $2.43 per share. In September 2010 the Compensation Committee recommended to the Board the award of options to purchase 10,000 shares of Common Stock to each of the three newly appointed non-executive directors on the Board, Messrs. Grange Johnson, Key and King.  The Board on September 1, 2010, approved these grants, which were made at the closing price of the Common Stock on the grant date, or $3.79, per share.

In December 2010, the Compensation Committee voted unanimously not to recommend any changes in the directors’ compensation program to the Board of Directors.  If option awards are to be granted in accordance with the directors’ compensation program, the Compensation Committee’s practice has been to consider such awards at its meeting following the Annual Meeting of Shareholders, in this case March 2011.

The following table sets forth information regarding compensation of our directors for Fiscal 2010.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Grange Johnson	5,000	22,200	27,200
Louis Lipschitz	37,500	22,500	60,000
John Chiste	37,500	15,000	52,500
Fred Hamilton	37,500	15,000	52,500
Stephen L. Key	5,000	22,200	27,200
Owen P.J. King	5,500	22,200	27,700
Bruce Galloway (3)	34,500	22,500	57,000
Michael Schiffman (3)	35,500	22,500	58,000

(1)

Under our policy relating to compensation of directors, each non-employee director receives an annual stipend of $20,000, payable in quarterly increments of $5,000, and the chairman of each committee receives an additional $2,000 annual stipend per committee chair. In addition, each non-employee director receives $2,000 for each board meeting attended, except fees payable for telephonic meetings, which are $500 per meeting, subject to certain exceptions, and $1,000 for each committee meeting attended, unless the committee meeting is held in conjunction with a meeting of the Board (in which case no additional fee is payable), and is entitled to reimbursement for actual and reasonable travel expenses incurred for attendance at such meetings. Executive officers who serve as director are not entitled to participate in the director compensation program.

(2)

The dollar values under “Option Awards” represent the aggregate grant date fair value of the award to the Company computed in accordance with FASB ASC Topic 718.  See Note 7 to the Financial Statements included in our Annual Report on Form 10-K that accompanies this Proxy Statement for a description of the assumptions used in valuing awards of stock options.

(3)	Resigned from the Board on August 10, 2010.

Employment Agreements

Brett M. Johnson currently serves the Company on an “at-will” basis.  James O. McKenna is employed as Chief Financial Officer pursuant to an employment agreement that expires on December 31, 2011.

Please refer to the information under the caption “Post Employment Compensation,” above, for information relating to benefits to which Mr. McKenna is entitled under his agreement upon termination of employment.

Under his agreement Mr. McKenna is employed as chief financial officer of the Company at an annual salary of $175,000.  The term of his agreement expires December 31, 2011.  His agreement provides for successive one-year renewal terms, unless either party provides written notice of its intention not to renew the agreement not later than 90 days prior to the end of the term (or renewal period).

Mr. McKenna has agreed to be bound by certain covenants that restrict his ability to compete with the Company or solicit the employment of Company employees after the term of his employment, prohibits disclosure of Company confidential information, and restricts him, subject to certain customary exceptions, from making investments in entities that compete with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information, as of January 17, 2011, with respect to the beneficial ownership of our Common Stock by (i) each director/director nominee, (ii) each of our executive officers named in the “Summary Compensation Table under “Executive Compensation and Related Information” who served during Fiscal 2010, (iii) each shareholder who, based on publicly available records, is known by the Company to own beneficially more than five percent (5%) of the Company’s Common Stock and (iv) all our current directors and executive officers, as a group (eight persons).  Unless otherwise stated, the address of each person in the table below is c/o Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, FL 33064.

Identity of Beneficial Owner	Number of Shares of Common Stock	Notes	Percent of Class
Directors and Executive Officers
Brett M. Johnson	--		--
James McKenna	15,000	(a)	*
Fred Hamilton	20,543	(b)	*
Grange Johnson	2,111,389	(c)	26.1%
Stephen Key	2,100		--
Owen P.J. King	--		--
Louis Lipschitz	55,000	(d)	*
John F. Chiste	10,000	(b)	*
Douglas Sabra (e)	30,944		*
5% or Greater Shareholders
BlackRock, Inc.	621,325	(f)	7.7%
LaGrange Capital Partners, L.P.	2,111,389	(c)	26.1%

All directors and executive officers as a group (9 persons)	2,219,032	(g)	27.2%

*Less than 1 percent

(a)

Includes 1,000 shares of restricted Common Stock that vested on January 2, 2010; 2,500 shares of restricted Common Stock that vested on December 10, 2010; 2,000 shares of restricted Common Stock that vested on December 17, 2010; 2,000 shares of restricted stock that vest on December 17, 2011; 5,000 shares of restricted stock that vest in equal proportions on December 10, 2011 and 2012; and 2,500 options exercisable within 60 days of January 17, 2011 at an exercise price of $2.02 per share.

(b)	Includes 10,000 shares of Common Stock subject to options exercisable within 60 days of January 17, 2011 at an exercise price of $2.43 per share.

(c)

Derived from a Schedule 13D/A filed with the SEC August 13, 2010.  The address of Mr. Johnson and LaGrange Capital Partners, L.P. is 570 Lexington Avenue, 27th Fl., New York, NY 10022. Mr. Johnson is a member of a Section 13(d) group that beneficially owns in excess of 10% of the Company’s outstanding shares of Common Stock. Mr. Johnson jointly files Forms 4 with LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., LaGrange Special Situations Yield Master Fund, Ltd., LaGrange Capital Management, L.L.C. and LaGrange Capital Administration, L.L.C with respect to the Company’s shares. As a member of the Section 13(d) group and in light of his relationships with such other entities, Mr. Johnson may be deemed to beneficially own the 2,111,389 shares of the Company beneficially owned in the aggregate by such other entities. Mr. Johnson disclaims beneficial ownership of all such securities of the Company except to the extent of his or its pecuniary interest therein.

(d)

Includes (i) 10,000 shares of Common Stock subject to currently exercisable options at an exercise price of $6.02 per share, (ii) 10,000 shares of Common Stock subject to currently exercisable options at an exercise price of $2.85 per share, (iii) 10,000 shares of Common Stock subject to currently exercisable options at an exercise price of $2.20 per share, (iv) 10,000 shares of Common Stock subject to currently exercisable options at an exercise price of $1.80 per share and (v) 15,000 shares of Common Stock subject to options exercisable within 60 days of January 17, 2011 at an exercise price of $2.43 per share.

(e)	Mr. Sabra’s employment with the Company was terminated as of August 10, 2010.

(f)	Derived from a Schedule 13F filed with the SEC on November 15, 2010. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(g)	Includes 82,500 shares of Common Stock subject to options exercisable within 60 days of January 17, 2011.

Settlement Agreement

On August 10, 2010, the Company determined that the interests of the Company and its shareholders would be best served by, among other things, avoiding a contested election of directors at a special meeting during 2010 or at the 2010 annual meeting in 2011 as well as the expense and disruption that would result therefrom.  Accordingly, the Board approved, and the Company entered into, the Settlement Agreement, dated as of August 10, 2010 (the “Settlement Agreement”), by and among the Company, LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., LaGrange Special Situations Yield Master Fund, Ltd.,  LaGrange Capital Management, L.L.C., LaGrange Capital Administration, L.L.C. and Grange Johnson (collectively, the “LaGrange Group”), which contemplated certain changes to the composition of the Board and the Company’s management team as well as the other matters described below. Collectively, the Lagrange Group beneficially owns 2,111,389 shares of Common Stock, or 26.1%.

Pursuant to the Settlement Agreement, the LaGrange Group agreed to withdraw its preliminary consent materials on file with the Securities and Exchange Commission, thus abandoning its previously announced efforts to call a special meeting of the Company’s shareholders.

As contemplated by the terms of the Settlement Agreement, on August 10, 2010, Michael Schiffman and Bruce Galloway resigned from the Board, and Douglas W. Sabra resigned as President and Chief Executive Officer of the Company, as Acting Chairman of the Board and as a member of the Board.  Thereafter, as also contemplated by the terms of the Settlement Agreement, the Board appointed (i) Grange Johnson, Stephen L. Key and Owen P.J. King (collectively, with Mr. Grange Johnson, the “New Appointees”) to fill the resulting vacancies in the Board, (ii) Mr. Grange Johnson as Chairman of the Board and (iii) Brett M. Johnson as the Company’s President and Chief Executive Officer.

Under the terms of the Settlement Agreement, the Company agreed that (i) prior to the time that it mails its definitive proxy statement for the Company’s 2010 annual meeting, the Company will take all necessary actions to nominate the New Appointees for election to the Board at the 2010 Annual Meeting, (ii) it will take no action to increase the size of the Board above six members prior to the final certification of the results of the 2010 annual meeting unless such increase is approved by a majority of the Board and (iii) it will recommend, support and solicit proxies for the election of the New Appointees in the same manner as for the Company’s other 2010 nominees for election as directors at the 2010 annual meeting.  Also, under the terms of the Settlement Agreement, the LaGrange Group agreed to vote all of its shares of Company stock in favor of, and otherwise support, the election of John F. Chiste, Fred Hamilton and Louis Lipschitz (collectively, the “Continuing Directors”) at the 2010 annual meeting.

In addition, pursuant to the terms of the Settlement Agreement, the Company agreed to cause the appointment of (i) the New Appointees to the committees of the Board such that the New Appointees have at least an equal number of members as the Continuing Directors on each committee and (ii) Mr. King as Chairman of the Nominating and Governance Committee at the first meeting of the Board following the execution of the Settlement Agreement.  Furthermore, for any committee of the Board created after August 10, 2010, pursuant to the terms of the Settlement Agreement, the Company agreed that the New Appointees shall have at least an equal number of members on such committee as do the Continuing Directors.

Under the terms of the Settlement Agreement, if any New Appointee leaves the Board (whether by resignation or otherwise) before the conclusion of the Company’s 2011 annual meeting, the LaGrange Group will be entitled to recommend to the Board’s Nominating and Governance Committee a replacement director (each of whom will be deemed a “New Appointee” for purposes of the Settlement Agreement).  The Settlement Agreement requires that any replacement director recommended by the LaGrange Group qualify as “independent” pursuant to applicable NASDAQ listing standards and that the Board’s Nominating and Governance Committee not unreasonably withhold its acceptance of any replacement director recommended by the LaGrange Group.  In the event the Nominating and Governance Committee does not accept any replacement director recommended by the LaGrange Group, the LaGrange Group will have the right to recommend an additional replacement director for consideration by the Nominating and Governance Committee. The Company agreed to cause the Board to appoint the replacement director to the Board no later than five business days after the Nominating and Governance Committee’s recommendation of the replacement director.

Similarly, under the terms of the Settlement Agreement, if any Continuing Director leaves the Board (whether by resignation or otherwise) before the conclusion of the Company’s 2011 annual meeting, the remaining Continuing Directors, will be entitled to recommend to the Board’s Nominating and Governance Committee a replacement director (each of whom will be deemed a “Continuing Director” for purposes of the Settlement Agreement).  The Settlement Agreement requires that any replacement director recommended by the remaining Continuing Directors qualify as “independent” pursuant to applicable NASDAQ listing standards and that the Board’s Nominating and Governance Committee not unreasonably withhold its acceptance of any replacement director recommended by the remaining Continuing Directors. In the event the Nominating and Governance Committee does not accept any replacement director recommended by the remaining Continuing Directors, the remaining Continuing Directors will have the right to recommend an additional replacement director for consideration by the Nominating and Governance Committee. The Company agreed to cause the Board to appoint the replacement director to the Board no later than five business days after the Nominating and Governance Committee’s recommendation of the replacement director.

The Company also agreed to reimburse the LaGrange Group up to $150,000 for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with its consent solicitation, its Schedule 13D and related filings and the finalization of the Settlement Agreement.  The Settlement Agreement also required (i) certain changes to the Company’s Bylaws, (ii) the termination of the Shareholder Protection Rights Agreement, dated as of June 9, 2010, by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent and (iii) delivery by the Company of the Sabra Severance and Release Agreement, its retention agreement with Mr. McKenna, and its employment agreement with Mr. McKenna, effective August 10, 2010, each as more fully described below.

The Settlement Agreement is further described in and is filed as an exhibit to the Company’s Current Report on Form 8-K dated August 16, 2010. The foregoing description and summary of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and executive officers and persons who beneficially own more than ten percent of each class of our equity securities that is registered under the Exchange Act are required to file the following reports with the Commission:  Form 3 initial reports of ownership and status as an officer or director; Form 4 reports of changes in ownership of Common Stock and other equity securities of the Company; and Form 5 reports with respect to any fiscal year in which other reports may not have been filed.  To our knowledge, based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended September 30, 2010, and Form 5 reports and amendments thereto furnished to us with respect to that fiscal year, and based on written representations that no Form 5 or other reports were required with respect to the fiscal year ended September 30, 2010, all Section 16(a) filing requirements applicable to our officers and directors and beneficial owners of more than ten percent of our Common Stock were complied with on a timely basis, except the following: The LaGrange Group late-filed one Form 4 (five transactions); and Messrs. Malsin, Schiffman, Lipschitz, Hamilton, Chiste and Galloway each late-filed one Form 4 (one transaction each).

Certain Relationships, Director Independence, and Related Transactions

Director Independence.  Our Board of Directors has determined that each of Messrs. King, Chiste, Key, Hamilton and Lipschitz is an “independent director” within the meaning of that term as specified in Nasdaq Marketplace Rule 5605(a)(2).  Such directors constitute in different combinations the entire membership of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board of Directors in compliance with NASDAQ Marketplace Rules 5605(c)(2), 5605(d), and 5605(e).  See “Structure and Practices of the Board of Directors—Board of Directors and Director Independence.”

Related Transactions.  See “Executive Compensation and Related Information” for information relating to compensation arrangements between the Company and its executive officers and between the Company and its non-employee directors. On August 10, 2010, the Company determined that the interests of the Company and its shareholders would be best served by, among other things, avoiding a contested election of directors at a special meeting during 2010 or at the 2010 annual meeting in 2011 as well as the expense and disruption that would result therefrom.  Accordingly, the Board approved, and the Company entered into, the Settlement Agreement, dated as of August 10, 2010, with the LaGrange Group. See “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters—Settlement Agreement”. Except as set forth herein, none of the directors engaged in a transaction requiring disclosure under Item 404.

On August 10, 2010, the Company’s Board of Directors appointed Mr. Brett Johnson as the Company’s President and Chief Executive Officer.  Brett Johnson is the brother of Grange Johnson, the Chairman of the Board of Directors.  Mr. Brett Johnson’s current base salary is $250,000.  See “Executive Compensation and Related Information” for more information regarding Mr. Brett Johnson’s compensation.

In respect of the fiscal year ended September 30, 2010, Steven Malsin, our corporate secretary, billed us $190,798 (including $25,754 accrued in respect of August and September 2010 that was not billed as of September 30, 2010) for legal services rendered by his firm.  In addition, for services Mr. Malsin performed as our corporate secretary in respect of Fiscal 2010, he received $19,000 and 5,000 options to acquire shares of the Company’s Common Stock at an exercise price of $2.43 which was equal to our stock price on the grant date. The award vests on the first anniversary date of the grant.

The Nominating and Governance Committee of the Board of Directors under its charter is charged with the responsibilities of identification, review, evaluation, and approval or rejection of related party transactions (as described in Item 404 of Regulation S-K under the Exchange Act) and conflicts of interest between the Company and any related party.  In evaluating any such transaction or potential conflict of interest, the Committee evaluates, among other factors, the utility and cost of services or property to be received by the Company, an assessment of whether comparable property or services can be obtained at better rates in the relevant market, the benefit to be received by the related party, whether such benefit is proper and appropriate in all respects, the absence of any actual or potential harm or prejudice to the Company and its business interests and prospects, and whether the transaction as a whole is believed to be fair and reasonable.  Pursuant to its Charter mandates, the Committee has adopted governance principles that, among other matters, (i) requires a specific resolution approving any transaction in which any director would provide services to the Company outside his duties as director and (ii) prohibits a director from receiving a personal, compensatory benefit (i.e., one that is not shared by directors or shareholders generally on a pro rata basis), directly or indirectly, arising from a transaction in which the Company is a party or otherwise involved.

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Report of the Audit Committee

The report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be or be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act except to the extent expressly incorporated by reference.  The Committee’s report is as follows:

“Under its Charter, the purposes of the Audit Committee are to assist the Board of Directors of the Company in its oversight of (i) the quality and integrity of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the independent auditors’ independence, qualifications, and performance,  and (iv) the Company’s internal control over financial reporting, and to prepare this report.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the reporting process, and the effectiveness of internal control over financial reporting.  Management is also responsible for maintaining the Company’s accounting and financial reporting principles and controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm, for Fiscal year 2010, was responsible for auditing the Company’s financial statements for such fiscal year and expressing an opinion as to their conformity with generally accepted accounting principles and reviewing the unaudited quarterly financial statements.

The Committee reviewed the Company’s audited, consolidated financial statements in respect of the fiscal year ended September 30, 2010, included in the Company’ Annual Report on Form 10-K and discussed with management, Kaufman, Rossin & Co., P.A., the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2010 (“Kaufman”), and in executive session the quality, not just the acceptablility, of such financial statements.  Management represented to the Committee that the audited consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Committee met and reviewed with management and Kaufman the latter’s judgments as to the fair and complete presentation of the Company’s application of accounting principles.  The Committee, with and without management present, reviewed and discussed with Kaufman the results of its examinations, the overall quality of the Company’s financial reporting, the reasonableness of significant judgments, and the quality of disclosures.  In addition, the Committee reviewed and discussed with management and Kaufman management’s annual report on internal control over financial reporting.

The Audit Committee discussed with Kaufman the overall scope and plan for its audit of the above-referenced financial statements.

The Committee discussed with Kaufman the matters required to be discussed by Statement on Auditing Standards No. 61 as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.  The Committee received the written disclosures and the letter from Kaufman required by applicable requirements of the PCAOB regarding Kaufman’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence from management and the Company.  The Committee has concluded that Kaufman is independent from the Company and from its management.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the Company’ audited financial statements as at, and for the year ended, September 30, 2010, be included in the Annual Report on Form 10-K for such fiscal year, for filing with the Securities and Exchange Commission.  The Committee has selected and the Board approved, subject to shareholder ratification, the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants.  In giving its recommendation to the Board, the Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the reports of the Company’s independent public accountants with respect to such financial statements.”

This report is submitted on behalf of the members of the Audit Committee*:

John F. Chiste, Chairman
Stephen Key
Fred Hamilton
Lou Lipschitz

____________________

*The report of the Audit Committee is dated December 7, 2010.

Principal Accountant Fees and Services

Our Audit Committee pre-approved all audit and non-audit services involving Kaufman, Rossin & Co., P.A. (“Kaufman”), the Company’s independent auditors for Fiscal 2010.  The Audit Committee must pre-approve all audit and non-audit services involving JH Cohn, the Company’s independent auditors for Fiscal 2011.  Unless an audit or non-audit type of service to be provided to the Company by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee.  In addition to review and audit work necessary for the Company to file required reports under the Exchange Act (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), the Company’s independent auditors may perform non-audit services other than those prohibited by the Sarbanes-Oxley Act of 2002, provided that they are pre-approved by the Audit Committee.  Non-audit services that our independent accountants may not provide include:  bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; and legal services and expert services unrelated to the audit.

Our Audit Committee regularly meets to review and approve the audit and review scope concerning the audit or review of the Company’s financial statements to be filed with the Securities and Exchange Commission, including the audit fees associated with this service. Furthermore, the fees and terms of permitted non-audit services that are recurring, if any, must be approved by the Audit Committee.

Proposals for other (i.e., non-recurring) non-audit services to be performed by the Company’s independent auditors that are allowable in accordance with this policy must be pre-approved by the Audit Committee.  The Company’s chief financial officer will review for compliance with this policy and obtain necessary pre-approvals.

Audit Fees

The following table sets forth the aggregate fees for professional services billed to us by Kaufman for professional services rendered in Fiscal 2010 and Fiscal 2009.

Year Ended September 30,
	2010	2009
Audit Fees (1)............................................................................	$ 119,050	$ 153,657
Audit-related Fees (2)...............................................................	--	--
Tax Fees (3)................................................................................	--	--
Other Fees (4).............................................................................	--	--
	$ 119,050	$ 153,657

(1)

Includes fees billed for audit of our audited consolidated financial statements for the fiscal years ended September 30, 2010 and 2009, and for reviews performed with respect to our unaudited, quarterly consolidated financial statements published during such periods included in Form 10-Q, including services that are normally provided by Kaufman, in connection with statutory and regulatory filings, such as the issuance of consent letters.

(2)

Includes the aggregate fees billed for the fiscal years ended September 30, 2010 and 2009, for assurance and related services by Kaufman that are reasonably related to the performance of the audit or review of Forward’s financial statements and not reported under Audit-related Fees.  The Company incurred no such cost in either period.

(3)

Includes the aggregate fees billed for the fiscal years ended September 30, 2010 and 2009, for tax compliance and tax advice including preparation and filing of the Company’s U.S. Federal and state income tax returns by Kaufman.   The Company incurred no such cost in either period.

(4)

Includes the aggregate fees billed for the fiscal years ended September 30, 2010 and 2009, by Kaufman. and not included in the other categories included in the table. The Company incurred no such cost in either period.

PROPOSAL 2

ADOPTION OF THE FORWARD INDUSTRIES, INC. 2011 LONG TERM INCENTIVE PLAN

On December 2010, upon the recommendation of the Compensation Committee, the Board unanimously adopted a resolution declaring it advisable to approve the adoption of the Company’s 2011 Long Term Incentive Plan (the “2011 Plan”), which contains 850,000 shares of Common Stock available for grant thereunder. The Board and the Committee based their action on: the limited number of shares of Common Stock remaining for grants of awards under the 2007 Plan; the Board’s evolving emphasis on long-term equity incentive compensation as the key element in the Company’s compensation philosophy; the desirability for flexibility in offering inducement awards of equity incentive compensation in order to attract highly qualified prospective employees; and the desirability for flexibility in structuring terms and conditions in connection with potential acquisitions or other business combinations. The 2011 Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and performance units.  A copy of the 2011 Plan is attached hereto as Exhibit A. As of the date of this Proxy Statement, no options to purchase shares of Common Stock or other awards have been granted to any person under the 2011 Plan. Shareholders of the Company must approve the 2011 Plan in order for it to be effective.

The benefits and amounts to be derived under the 2011 Plan are not determinable.

Description of the 2011 Plan

The following is a brief summary of certain provisions of the 2011 Plan, which summary is qualified in its entirety by the actual text of the 2011 Plan attached hereto as Exhibit A.

Purpose of the 2011 Plan

The 2011 Plan is intended as an incentive to attract, motivate, and retain employees, directors, consultants and other independent contractors, upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

Administration of the 2011 Plan

The 2011 Plan is to be administered by the Compensation Committee consisting of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”). In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the 2011 Plan does not consist of two or more “non-employee directors,” or if there is no such Committee, then the 2011 Plan will be administered by the Board (such administrative body, for the purposes of this Proposal 2 only, the “Committee”).

Subject to the other provisions of the 2011 Plan, the Committee will have the authority, in its discretion: (i) to grant cash-based awards, nonqualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards, all of which are referred to collectively as “Awards”; (ii) to determine the terms and conditions of each Award granted (which need not be identical); (iii) to interpret the 2011 Plan and all Awards granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the 2011 Plan.

Eligibility

 The persons eligible for participation in the 2011 Plan as recipients of Awards include employees, directors, consultants and other independent contractors to the Company or any subsidiary or affiliate of the Company, except that only employees of the Company and certain corporate subsidiaries may receive incentive stock options. Approximately 20 individuals are currently eligible to participate in the 2011 Plan. In selecting participants, and determining the number of shares of Common Stock covered by each Award, the Committee may consider any factors that it deems relevant.

Shares Subject to the 2011 Plan

Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Awards granted under the 2011 Plan may not exceed 850,000 shares of Common Stock.

In the event of certain corporate events or transactions (including, but not limited to, unusual or nonrecurring events or a change in the shares of the Company or the capitalization of the Company), the Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the 2011 Plan, shall substitute or adjust, as applicable, the number and kind of shares of Common Stock that may be issued under the 2011 Plan or under particular forms of Awards, the number and kind of shares of Common Stock subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the annual Award limits, and other value determinations applicable to outstanding Awards.

Options

An option granted under the 2011 Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option. Upon the grant of an option to purchase shares of Common Stock, the Committee will specify the option price, the maximum duration of the option, the number of shares of Common Stock to which the option pertains, the conditions upon which an option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the 2011 Plan.  The purchase price of each share of Common Stock purchasable under an option will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted.  However, if the grantee of an incentive stock option is a person who owns, or who is deemed to own under Section 424(d) of the Tax Code, stock possessing more than ten percent (10%) of the total combined voting power of the Company or any subsidiary (a “Ten Percent Shareholder”), then the exercise price of the option shall be at least one hundred ten percent (110%) of the fair market value of such shares of Common Stock on the on the date the option is granted.  No option shall be exercisable later than the tenth anniversary date of its grant, provided, that for Ten Percent Shareholders granted incentive stock options, the option may not be exercisable later than the fifth anniversary of its grant.

SARs

SARs will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. The term of SARs granted under the 2011 Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee, no stock appreciation right shall be exercisable later than the tenth anniversary date of its grant.  SARs may be settled in stock, cash, or a combination of both.

Restricted Stock and Restricted Stock Units

Shares of restricted stock and/or restricted stock units may be granted under the 2011 Plan aside from, or in association with, any other Award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the 2011 Plan, as the Committee deems desirable. Except with respect to a maximum of 50% of the shares authorized under the 2011 Plan, any Awards of restricted stock and/or restricted stock units which vest on the basis of the participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period and any Awards of restricted stock and/or restricted stock units which vest upon the attainment of performance goals shall provide for a performance period of at least 3 months.  The receipt of dividends on account of shares of restricted stock or restricted stock units shall be determined by the Committee.

Performance Units/Performance Shares

Subject to the terms and provisions of the 2011 Plan, the Committee, at any time and from time to time, may grant performance units and/or performance shares to participants in such amounts and upon such terms as the Committee shall determine. Each performance unit shall have an initial value that is established by the Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share of Common Stock on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units/performance shares that will be paid out to the participant.

Limits on Awards

Subject to the restrictions already mentioned above, the maximum number of shares of Common Stock that may be issued to any one participant in the 2011 Plan in a fiscal year is 300,000.  This 300,000 share limit is an aggregate of all shares issued under the 2011 Plan, and includes shares of Common Stock subject to options, incentive stock options, SARs, restricted stock or restricted stock units, performance shares and performance units.

Restrictions on Transferability

Except as otherwise provided in an Award or as determined from time to time by the Compensation Committee, the Awards granted under the 2011 Plan are not transferable and may be exercised solely by a participant during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or as otherwise required by law. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions set forth in the 2011 Plan will be void and ineffective and will give no right to the purported transferee.

Termination of the 2011 Plan

Unless sooner terminated as provided therein, the 2011 Plan shall terminate ten years from the date the 2011 Plan is approved by shareholders.

Amendments to the 2011 Plan

The Committee may at any time alter, amend, modify, accelerate, suspend, or terminate the 2011 Plan or any evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, options issued under the 2011 Plan will not be re-priced, replaced, or re-granted through cancellation, and no amendment of the 2011 Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.  However, no such alteration, amendment, modification, suspension or amendment shall adversely affect in any material way any Award previously granted, without the grantee’s written consent, except as required under tax laws.  Additional, the 2011 Plan can be amended from time to time to comply with Tax Code Section 409A.

The Committee may specify any conditions or events that may cause an Award to be forfeited, reduced, cancelled or subject to recoupment.  The Committee may provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to certain performance measures.  In addition, the Committee may accelerate the vesting and exercisability of outstanding options, freestanding SARS, or restricted stock or restricted stock units in the event of a change in control of the Company.

The 2011 Plan provides that any current or former executive officer who received any Awards within a 36-month period prior to the date the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws shall return such Award to the Company upon demand by the Company. The amount to be recovered shall be the amount of incentive-based Awards, including equity awards, in excess of what would have been paid without the restated results. The operation of these provisions of the 2011 Plan shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and any applicable guidance.

Federal Income Tax Consequences

Incentive Options

Options that are granted under the 2011 Plan and that are intended to qualify as incentive stock options must comply with the requirements of Section 422 of the Tax Code. An option holder is not taxed upon the grant or exercise of an incentive stock option; however, the difference between the fair market value of the shares of Common Stock on the exercise date and the option price will be an item of adjustment for purposes of the alternative minimum tax (unless the stock acquired through the exercise of the incentive stock option is disposed of in the same tax year). If an option holder holds shares of Common Stock acquired upon the exercise of an incentive stock option for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares of Common Stock acquired pursuant to exercise of an incentive stock option before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option.

The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the option holder’s disposition of the shares of Common Stock after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options

In the case of a non-qualified stock option, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares of Common Stock is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

SARs

No taxable income will be recognized by an option holder upon receipt of a stock appreciation right and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of a stock appreciation right, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the stock appreciation right and the Company will generally be entitled to a corresponding tax deduction.

Other Awards

A recipient of restricted stock, restricted stock units, performance shares and performance units will not have taxable income upon grant, but will have ordinary income at the time of vesting. The amount of income will equal the fair market value on the vesting date of the shares and/or cash received minus the amount, if any, paid by the recipient. A recipient of restricted stock may instead, however, elect to be taxed at the time of grant. The Company will generally be entitled to an income tax deduction for the taxable year for which the recipient includes the amount in income.

The 2011 Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Tax Code with respect to those grants for which such qualification as available and for such exception is intended.  The 2011 Plan is also intended to be exempt from Tax Code Section 409A or to comply with Tax Code Section 401A to the extent it is applicable.

Shareholder Vote Required

The affirmative vote by a majority of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or by proxy is required to adopt the 2011 Plan. Abstentions and broker non-votes will not have the effect of votes against the adoption of the 2011 Plan.  Therefore, shareholders who do not vote, or who withhold their vote, will not affect the outcome of this proposal.  If your shares are held in “street” name by a broker, bank, or other nominee and you do not furnish voting instructions to your broker, bank, or nominee, the broker, bank, or other nominee will not have authority to cast the votes represented by your shares for this proposal—this will be a broker non-vote.  If you timely submit a signed and dated proxy but fail to specify instructions to vote for this proposal, the accompanying proxy will be voted FOR this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S 2011 LONG TERM INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Appointment of Accountants

Our Board of Directors is recommending to shareholders that they ratify the appointment of JH Cohn, as Forward’s independent registered public accounting firm for the fiscal year ending September 30, 2011.  The Audit Committee engaged JH Cohn on December 15, 2010 as the Company’s independent registered public accountant. Representatives of JH Cohn will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.  The appointment of JH Cohn was approved by the Audit Committee.

Shareholder approval of the appointment is not required.  The Board believes that obtaining shareholder ratification of the appointment is a sound governance practice.  Our Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

We do not expect representatives of Kaufman, the Company’s independent registered public accounting firm for Fiscal 2010, will be present at the Annual Meeting. If representatives of Kaufman are present at the Annual Meeting, they will have the opportunity to make a statement if they desire to do so.

Termination of Engagement of Kaufman, Rossin & Co., P.A.

On December 10, 2010, the Audit Committee informed Kaufman, the Company’s independent registered public accounting firm for the 2010 fiscal year, that it would not be re-engaged as the Company’s independent registered public accounting firm and that its engagement would terminate effective immediately. The dismissal was approved and recommended by the Audit Committee.

During the fiscal years ended September 30, 2010 and 2009, we had (i) no disagreements with Kaufman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Kaufman’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Kaufman’s reports on our consolidated financial statements for the fiscal years ended September 30, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended September 30, 2010 and 2009 and through the date of engagement of JH Cohn, we did not consult with JH Cohn with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

On December 22, 2010, we filed Amendment No. 1 to Form 8-K (“Form 8-K/A”) reporting the departure of Kaufman.  In accordance with Item 304(a)(3) of Regulation S-K, we provided Kaufman with a copy of the Form 8-K/A disclosures prior to filing with the SEC and requested that Kaufman furnish us with a letter addressed to the SEC stating whether or not Kaufman agrees with the above statements.  A copy of the letter from Kaufman to the SEC, dated December 22, 2010, was attached as Exhibit 16.1 to the Form 8-K/A that we filed on December 22, 2010, and it states that they agreed with the statements above regarding their firm.

Shareholder Vote Required

The affirmative vote by a majority of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or by proxy is required to ratify the appointment of JH Cohn.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF JH COHN, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF FORWARD FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing shareholders an advisory vote on executive compensation as required by Section 14A of the Exchange Act.  Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act.  On October 18, 2010, the SEC issued proposed rules to implement the requirements of Exchange Act Section 14A.  These proposed rules have not been adopted as final rules by the SEC as of the date of this proxy statement. However, the SEC confirmed in its proposed rules that the Dodd-Frank Act requires the advisory vote on executive compensation for annual meetings taking place on or after January 21, 2011, despite the lack of final rules.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.  The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or compensation of the Company’s Board of Directors.  The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

The Company’s executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create shareholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the shareholders’ long-term interests. The Compensation Discussion section starting on page 11 provides a more detailed discussion of the executive compensation programs.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of Forward Industries, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion section and in Item 402 of Regulation S-K, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2011 annual meeting proxy statement.

This advisory vote on executive compensation is not binding on the Company’s Board of Directors.  However, the Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

Shareholder Vote Required

Adoption of this resolution will require the affirmative vote of the majority of the shares of Common Stock represented in person or by proxy at the meeting.  Abstentions and broker non-votes will not have the effect of votes for this resolution.  Therefore, shareholders who do not vote, or who withhold their vote, will not affect the outcome of this proposal.  If your shares are held in “street” name by a broker, bank, or other nominee and you do not furnish voting instructions to your broker, bank, or nominee, the broker, bank, or other nominee will not have authority to cast the votes represented by your shares for this resolution—this will be a broker non-vote.  If you timely submit a signed and dated proxy but fail to specify instructions to vote for this proposal, the accompanying proxy will be voted FOR this resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM, WHICH IS DESIGNATED AS PROPOSAL 4 ON THE ENCLOSED PROXY CARD.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is also providing shareholders an advisory vote on the frequency with which the Company’s shareholders shall have the advisory vote on executive compensation provided for in Item 4 above.  For convenience, in this Proposal 4 the shareholders’ advisory vote on executive compensation provided for in Item 4 above is referred to as the “say-on-pay vote.”  The SEC confirmed in its proposed rules to implement Exchange Act Section 14A that the Dodd-Frank Act requires the advisory vote on the frequency of the say-on-pay vote for annual meetings taking place on or after January 21, 2011, despite the lack of final rules.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every year, every two years, or every three years.  In addition, shareholders may abstain from voting. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

The Board of Directors currently believes an annual frequency (i.e., every year) is the optimal frequency for the say-on-pay vote.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of Forward Industries, Inc. determine, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s proxy statement is:

Choice 1 – every year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting.

This advisory vote on the frequency of the say-on-pay vote is not binding on the Company’s Board of Directors.  However, the Board of Directors will take into account the result of the vote when determining the frequency of future say-on-pay votes.

Shareholder Vote Required

The choice among the four choices included in the resolution which receives the highest number of votes will be deemed the choice of the shareholders.  Abstentions and broker non-votes will not have the effect of votes for any of Choice 1, 2 or 3.  Therefore, shareholders who do not vote, or who withhold their vote, will not affect the outcome of this proposal.  If your shares are held in “street” name by a broker, bank, or other nominee and you do not furnish voting instructions to your broker, bank, or nominee, the broker, bank, or other nominee will not have authority to cast the votes represented by your shares for this resolution—this will be a broker non-vote.  If you timely submit a signed and dated proxy but fail to specify instructions to vote for this proposal, the accompanying proxy will be voted FOR Choice 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CHOICE 1, EVERY YEAR, FOR WHICH SHAREHOLDERS SHALL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE COMPENSATION, WHICH IS DESIGNATED AS PROPOSAL 5 ON THE ENCLOSED PROXY CARD.

OTHER PROPOSALS

The Board of Directors is not aware of any matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares of Common Stock they represent in accordance with their best judgment in the interest of Forward.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2012

Shareholder proposals intended to be considered for inclusion in our proxy statement and form of proxy for presentation at our 2012 annual meeting of shareholders relating to the fiscal year ending September 30, 2011 (currently expected to be held in February 2012), in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act must be sent to our offices at 1801 Green Road, Suite E, Pompano Beach, Florida 33064, addressed to the attention of our Corporate Secretary/Annual Meeting, and must be received not later than September 28, 2011.  All proposals must comply with applicable Securities and Exchange Commission rules and regulations

Outside the processes of Rule 14a-8 under the Exchange Act, our by-laws establish an advance notice  procedure for shareholders to submit  nominations of  candidates for election of director or to bring other business before our annual meeting.  The following information is based on the Company’s Amended and Restated By-Laws that were adopted by our Board of Directors in August 2010.  A copy of the Amended and Restated By-Laws is included as part of the Annual Report on Form 10-K, filed on December 8, 2010.

In general, under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at an annual meeting of shareholders must give us written notice of such nomination or proposal not less than 120 days and not more than 150 days prior to the anniversary date of the prior year’s annual meeting (March 7), which means that we must receive shareholder proposals for the 2011 annual meeting after October 9, 2011 and before November 8, 2011.  However, if the meeting date in 2012 changes by more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such changed annual meeting date or the 10th day following the day on which we first make a public announcement of the date of such meeting by means of a press release or filing with the Securities and Exchange Commission.   In respect of shareholder nominations for directors, in the event that the number of directors to be elected to the Board of Directors is increased and if all nominees for director, or the fact of the increase in number, is not publicly announced at least 70 days’ prior to the first anniversary of the preceding year’s annual meeting, then a nomination must be made not later than the 10th day  following  the  first date of public disclosure of all such nominees or such increased number of directors. Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.  See Proposal 1: Election of Directors—Nominees for Election as Directors” and “Structure and Practices of the Board of Directors—Nominating and Governance Committee.”

OTHER MATTERS

Indemnification Insurance

New York law permits a corporation to purchase insurance covering a corporation’s obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies from Nation Union Fire Ins. Co. of Pittsburg, PA, Ace American Insurance Company, and Federal Insurance Company in respect of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The policies expire June, 2011. The annual premium cost of the policies was approximately $137,508 in Fiscal 2010.

Delivery of Documents to Security Holders Sharing an Address

Only one copy of this Proxy Statement, with attached exhibits, is being sent to multiple shareholders sharing an address unless the Company receives contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Proxy Statement, he or she may contact the Company’s Secretary at:

Forward Industries, Inc.

1801 Green Road

Suite E

Pompano Beach, Florida 33064

Attention: Secretary

and the Company will deliver the Proxy Statement to such shareholder promptly upon receiving the request. Any such shareholder may also contact the Secretary if he or she would like to receive separate mailings in the future.  If a shareholder receives multiple copies of the Company’s mailing, he or she may request householding in the future by also contacting the Company’s Secretary.

WE UNDERTAKE TO PROVIDE TO EACH SHAREHOLDER WITHOUT CHARGE BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF WRITTEN OR ORAL REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010, INCLUDING THE FINANCIAL STATEMENTS FILED THEREWITH, AND A COPY OF OUR AMENDED AND RESTATED BY-LAWS. WRITTEN REQUESTS FOR SUCH REPORT AND/OR BY-LAWS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FORWARD INDUSTRIES, INC., 1801 GREEN ROAD, SUITE E, POMPANO BEACH, FLORIDA 33064, AND ORAL REQUESTS SHOULD BE MADE TO FORWARD AT (954) 419-9544.

By order of the Board of Directors,
Frank LaGrange Johnson
Chairman of the Board

January 26, 2011

PROXY STATEMENT EXHIBIT A Forward Industries, Inc. 2011 Long Term Incentive Plan Approved by Shareholders on [ ] A-1

Table of Contents

Page

ARTICLE 1................... Establishment, Purpose, and Duration..................................................................................................	3
ARTICLE 2................... Definitions.................................................................................................................................................	3
ARTICLE 3................... Administration..........................................................................................................................................	6
ARTICLE 4................... Shares Subject to the 2011 Plan and Maximum Awards.....................................................................	6
ARTICLE 5................... Eligibility and Participation.....................................................................................................................	8
ARTICLE 6................... Options......................................................................................................................................................	8
ARTICLE 7................... Stock Appreciation Rights....................................................................................................................	10
ARTICLE 8................... Restricted Stock and Restricted Stock Units......................................................................................	11
ARTICLE 9................... Performance Units/Performance Shares..............................................................................................	12
ARTICLE 10................. Performance Measures..........................................................................................................................	13
ARTICLE 11................. Beneficiary Designation........................................................................................................................	14
ARTICLE 12................. Deferrals...................................................................................................................................................	15
ARTICLE 13................. Rights of Participants.............................................................................................................................	15
ARTICLE 14................. Change in Control...................................................................................................................................	15
ARTICLE 15................. Amendment, Modification, Suspension, and Termination..............................................................	16
ARTICLE 16................. Withholding............................................................................................................................................	16
ARTICLE 17................. Successors...............................................................................................................................................	16
ARTICLE 18................. General Provisions..................................................................................................................................	17

Forward Industries, Inc.
2011 Long Term Incentive Plan

ARTICLE 1

Establishment, Purpose, and Duration

1.1                 Establishment.  Forward Industries, Inc., New York corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2011 Long Term Incentive Plan (hereinafter referred to as the “2011 Plan”), as set forth in this document.

The 2011 Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2                 Purpose of the 2011 Plan.  The purpose of the 2011 Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees, Directors, consultants and other independent contractors, upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3                 Duration of the 2011 Plan.  Unless sooner terminated as provided herein, the 2011 Plan shall terminate ten years from the Effective Date.  After the 2011 Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the 2011 Plan’s terms and conditions.

ARTICLE 2

Definitions

Whenever used in the 2011 Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1                 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.

2.2                 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3                 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, in each case subject to the terms of this Plan.

2.4                 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.

2.5                 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6                 “Change in Control” means a Change in Control as defined in Article 14.

2.7                 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8                 “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan.  The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.  The Committee shall consist of two or more directors who are Nonemployee Directors and “Outside Directors” (as such term is defined in Section 162(m) of the Code).

2.9                 “Company” means Forward Industries, Inc., a New York corporation, and any successor thereto as provided in Article 17 herein.

2.10              “Covered Employee” means a Participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

2.11              “Director” means a member of the Board of Directors of the Company and/or any of its Affiliates and/or Subsidiaries.

2.12              “Effective Date” has the meaning set forth in Section 1.1.

2.13              “Employee” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.14              “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15              “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award.  An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

2.16              “Fair Market Value” or “FMV” means the last sales price reported for the Shares on the applicable date as reported on the principal national securities exchange in the United States on which it is then traded or The NASDAQ Stock Market (if the Shares are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the 2011 Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances.

2.17              “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Shares.

2.18              “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19              “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.20              “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

2.21              “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.22              “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

2.23              “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.

2.24              “Operating Cash Flow” means cash flow from operating activities.

2.25              “Option” means the right to purchase Shares granted to a Participant in accordance with Article 6.  Options granted under this Plan may be Nonqualified Stock Options, Incentive Stock Option or a combination thereof.

2.26              “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27              “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.28              “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.29              “Performance Measures” means measures as described in Article 10 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30              “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31              “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.32              “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.33              “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.34              “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.35              “Plan” means the Forward Industries, Inc. 2011 Long Term Incentive Plan.

2.36              “Plan Year” means the Company’s fiscal year that begins October 1 and ends September 30, or such other period if the Company shall change its fiscal year.

2.37              “Restricted Stock” means Shares granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.38              “Restricted Stock Unit” means a unit granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.39              “Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

2.40              “Share” means a share of common stock of the Company, $.01 par value per share.

2.41              “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR and granted pursuant to the terms of Article 7 herein.

2.42              “Subsidiary” means a corporation, company or other entity (i) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

2.43              “Ten Percent Shareholder” means a person who owns, or who is deemed to own under Section 424(d) of the Code, stock possessing more than ten percent(10%) of the total combined voting power of the Company or any Subsidiary.

ARTICLE 3

Administration

3.1                 General.  The Committee shall be responsible for administering the 2011 Plan, subject to this Article 3 and the other provisions of the 2011 Plan.  The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.  The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2                 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the 2011 Plan and any Evidence of Award or other agreement or document ancillary to or in connection with the 2011 Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the 2011 Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, and, subject to Article 15, adopting modifications and amendments to the 2011 Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.  In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, Award or other acquisition under the 2011 Plan does not consist of two or more Nonemployee Directors, or if there shall be no such Committee, then the 2011 Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board.

ARTICLE 4

Shares Subject to the 2011 Plan and Maximum Awards

4.1                 Number of Shares Available for Awards.

(a)                 Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the 2011 Plan (the “Share Authorization”) shall be eight hundred fifty thousand (850,000) Shares, all of which may be Incentive Stock Options;

(b)                 Of the Shares reserved for issuance under Section 4.1(a) of the 2011 Plan, no more than four hundred thousand (400,000) of the reserved Shares may be issued pursuant to Full Value Awards.

(c)                 Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the 2011 Plan, the maximum number of Shares that may be issued to any one Participant in a Plan Year is three hundred thousand (300,000).

4.2                 Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued.  Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the 2011 Plan.  Moreover, if the Option Price of any Option granted under the 2011 Plan or the tax withholding requirements with respect to any Award granted under the 2011 Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the 2011 Plan and any Shares so tendered shall again be available for issuance under the 2011 Plan. The maximum number of Shares available for issuance under the 2011 Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards.  The Shares available for issuance under the 2011 Plan may be authorized and unissued Shares, treasury Shares or a combination thereof.

4.3                 Annual Award Limits.  Subject to the terms of Section 4.1 hereof and unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the 2011 Plan:

(a)                 Options:  The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(b)                 Incentive Stock Options:  The maximum aggregate number of Shares subject to Incentive Stock Options granted under the 2011 Plan to any one Participant shall be three hundred thousand (300,000).

(c)                 SARs:  The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(d)                 Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(e)                 Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that any one Participant may receive in any one Plan Year shall be three hundred thousand (300,000) Shares, or equal to the value of three hundred thousand (300,000) Shares determined as of the date of vesting or payout, as applicable.

4.4                 Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the 2011 Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the 2011 Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

Except as otherwise provided by Section 162(m) of the Code, the Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the 2011 Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the 2011 Plan.

Subject to the provisions of Article 15, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 422 of the Code and the Section 409A Rules, where applicable.

ARTICLE 5

Eligibility and Participation

5.1                 Eligibility.  Individuals eligible to participate in this Plan include all Employees, Directors, consultants and other independent contractors.

5.2                 Actual Participation.  Subject to the provisions of the 2011 Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.  In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential.

5.3                 Ten Percent Shareholder.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such option is at least one hundred ten percent(110%) of the Fair Market Value of the Shares on the date of grant and the Option is not exercisable after the expiration of five(5) years from the date of grant.

ARTICLE 6

Options

6.1                 Grant of Options.  Subject to the terms and provisions of the 2011 Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2                 Evidence of Award.  Each Option grant shall be evidenced by an Evidence of Award that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the 2011 Plan.

6.3                 Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Evidence of Award.  The Option Price may not be less than 100% of the Fair Market Value of the Shares on the date of grant.

6.4                 Duration of Options.  Except as otherwise provided in Section 422 of the Code, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and specify in the Evidence of Award; provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant.

6.5                 Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and specify in the Evidence of Award, which terms and restrictions need not be the same for each grant or for each Participant.  The Committee may provide in the Evidence of Award for the acceleration of the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion, in the event of a Change in Control.

6.6                 Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, (i) a cashless (broker-assisted) exercise, or (ii) a reduction in the number of Shares that would otherwise be issued by such number of Shares having in the aggregate a Fair Market Value at the time of exercise equal to the portion of the Option Price being so paid.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7                 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable and specify in the Evidence of Award, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8                 Termination of Employment.  Each Participant’s Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9                 Transferability of Options.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant, and following his or her lifetime, by such Participant’s estate for a period to be determined by the Committee, subject to applicable Code limits.  With respect to those Options, if any, that are permitted to be transferred to another person, references in the 2011 Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 7

Stock Appreciation Rights

7.1                 Grant of SARs.  Subject to the terms and conditions of the 2011 Plan, SARs, including Freestanding SARs, may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of the 2011 Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the 2011 Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Evidence of Award.  The Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion to the extent consistent with the Section 409A Rules.

7.2                 SAR Agreement.  Each SAR Award shall be evidenced by an Evidence of Award that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3                 Term of SAR.  The term of an SAR granted under the 2011 Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Evidence of Award, no SAR shall be exercisable later than the tenth anniversary date of its grant.

7.4                 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes and specifies in the Evidence of Award.  The Committee may provide in the Evidence of Award for the earlier exercise of Freestanding SARS in the event of a Change in Control.

7.5                 Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                 The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)                 The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Evidence of Award pertaining to the grant of the SAR.

7.6                 Termination of Employment.  Each Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with Participants, need not be uniform among all SARs issued pursuant to the 2011 Plan, and may reflect distinctions based on the reasons for termination.

7.7                 Nontransferability of SARs.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no SAR granted under the 2011 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law.  Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, all SARs granted to a Participant under the 2011 Plan shall be exercisable during his or her lifetime only by such Participant.  With respect to those SARs, if any, that are permitted to be transferred to another person, references in the 2011 Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.8                 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the 2011 Plan as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8

Restricted Stock and Restricted Stock Units

8.1                 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the 2011 Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Restricted Stock Units shall represent the right of a Participant to receive payment upon the lapse of the Period of Restriction.

8.2                 Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Evidence of Award that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3                 Transferability.  Except as provided in this Plan or an Evidence of Award, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Evidence of Award (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Evidence of Award or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the 2011 Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Evidence of Award or at any time by the Committee.

8.4                 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the 2011 Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. The receipt of dividends on account of shares of Restricted Stock or Restricted Stock Units shall be determined by the Committee.

Except with respect to a maximum of 50% of the Shares authorized in Section 4.1(a), or as otherwise provided in Section 8.7 hereto, any Awards of Restricted Stock or Restricted Stock Units which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards of Restricted Stock or Restricted Stock Units which vest upon the attainment of performance goals shall provide for a performance period of at least three months. The Committee may provide in the Evidence of Award for immediate vesting of Restricted Stock or Restricted Stock Units, in whole or in part, in the event of a Change in Control.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5                 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the 2011 Plan may bear a legend as determined by the Committee in its sole discretion.

8.6                 Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Evidence of Award, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7                 Termination of Employment.  To the extent consistent with the Section 409A Rules, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the 2011 Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9

Performance Units/Performance Shares

9.1                 Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the 2011 Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2                 Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee shall set performance goals in its discretion as described in Section 10.4 which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3                 Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4                 Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Evidence of Award.  Subject to the terms of the 2011 Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Evidence of Award pertaining to the grant of the Award.

9.5                 Termination of Employment.  To the extent consistent with the Section 409A Rules and Section 162(m) of the Code, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the 2011 Plan, and may reflect distinctions based on the reasons for termination.

9.6                 Nontransferability.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law.  Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, a Participant’s rights under the 2011 Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10

Performance Measures

10.1              Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 10, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

(a)                 Net earnings or net income (before or after taxes and interest/investments);

(b)                 Earnings per share;

(c)                 Earnings per share growth;

(d)                 Net sales growth;

(e)                 Net earnings or net income growth (before or after taxes and interest/investment);

(f)                  Net operating profit;

(g)                 Return measures (including return on assets, capital, equity, or sales);

(h)                 Cash flow (including Operating Cash Flow , free cash flow, and cash flow return on capital);

(i)                  Earnings before or after taxes, interest, depreciation, and/or amortization;

(j)                  Gross or operating margins or growth thereof;

(k)                 Productivity ratios;

(l)                  Share price (including growth measures and total shareholder return);

(m)                Expense targets;

(n)                 Operating efficiency;

(o)                 Customer satisfaction;

(p)                 Revenue or Revenue growth;

(q)                Operating profit growth;

(r)                 Working capital targets;

(s)                 Economic value added;

(t)                  Real estate management objectives;

(u)                 Sale or disposition of assets; and

(v)                 Acquisition of key assets.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 10.

10.2              Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

10.3              Adjustment of Performance-Based Compensation.  The terms of Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be modified, except to the extent that after such modification the Award would continue to constitute Performance-Based Compensation.  The Committee shall retain the discretion to reduce the amount of any payment under an Award that is designed to qualify as Performance-Based Compensation that would otherwise be payable to a Covered Employee, either on a formula or discretionary basis or any combination, as the Committee determines.

10.4              Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 10.1.

ARTICLE 11

Beneficiary Designation

Each Participant under the 2011 Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the 2011 Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. Following a Participant’s death, such Participant’s estate may exercise Options or other Awards, if applicable, granted hereunder for a period to be determined by the Committee, subject to applicable Code limits.

ARTICLE 12

Deferrals

To the extent permitted by the Section 409A Rules, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares or Performance Unit.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, consistent with the Section 409A Rules.

ARTICLE 13

Rights of Participants

13.1              Employment.  Nothing in the 2011 Plan or an Evidence of Award shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

13.2              Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3              Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 14

Change in Control

14.1              Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the occurrence during the term of any of the following events:

(a)                 All or substantially all (meaning having a total gross fair market value at least equal to 50.1% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions) of the assets of the Company are acquired by a Person (during a twelve month period ending on the date of the most recent acquisition by such Person); or

(b)                 The Company is merged, consolidated, or reorganized into or with another corporation or entity during a twelve-month period with the result that upon the conclusion of the transaction less than 50.1% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation are beneficially owned (as that term is defined in Rule 13-d 3 under the Exchange Act) by the shareholders of the Company immediately prior to the completion of the transaction.

ARTICLE 15

Amendment, Modification, Suspension, and Termination

15.1              Amendment, Modification, Suspension, and Termination.  Subject to Section 15.3 and 15.4, the Committee may, at any time and from time to time, alter, amend, modify, accelerate, suspend, or terminate the 2011 Plan or any Evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Options issued under the 2011 Plan will not be repriced, replaced, or regranted through cancellation, and no amendment of the 2011 Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

15.2              Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments, consistent with Section 162(m) of the Code and the Section 409A Rules, in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the 2011 Plan.

15.3              Awards Previously Granted.  Notwithstanding any other provision of the 2011 Plan to the contrary, no termination, amendment, suspension, or modification of the 2011 Plan or an Evidence of Award shall adversely affect in any material way any Award previously granted under the 2011 Plan, without the written consent of the Participant holding such Award except as required under the tax laws.

15.4              Compliance with the Section 409A Rules.  It is the intention of the Board that the 2011 Plan comply strictly with the Section 409A Rules and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such grants), accordingly.  The Plan and any grant of an Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

ARTICLE 16

Withholding

16.1              Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2              Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17

Successors

All obligations of the Company under the 2011 Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18

General Provisions

18.1              Forfeiture Events.

(a)                 The Committee may specify in an Evidence of Award that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)                 If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(c)                 Any current or former executive officer who received any incentive-based Awards within a 36-month period prior to the date the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws shall return such Award to the Company upon demand by the Company. The amount to be recovered shall be the amount of incentive-based Awards, including equity awards, in excess of what would have been paid without the restated results. The operation of this subsection (c) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

18.2              Legend.  The certificates for Shares may include any legend, which the Committee deems appropriate in its sole discretion to reflect any restrictions on transfer of such Shares.

18.3              Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

18.4              Severability.  In the event any provision of the 2011 Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the 2011 Plan, and the 2011 Plan shall be construed and enforced as if the illegal or invalid provision had not been included.  To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option.  Such provision, however, shall remain in effect for other Options and there shall be no further effect on any provision of this Plan.

18.5              Requirements of Law.  The granting of Awards and the issuance of Shares under the 2011 Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.6              Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the 2011 Plan prior to:

(a)                 Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)                 Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.7              Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.8              Investment Representations.  The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

18.9              Employees Based Outside of the United States.  Notwithstanding any provision of the 2011 Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)                 Determine which Affiliates and Subsidiaries shall be covered by the 2011 Plan;

(b)                 Determine which Employees and/or Nonemployee Directors outside the United States are eligible to participate in the 2011 Plan;

(c)                 Modify the terms and conditions of any Award granted to Employees and/or Nonemployee Directors outside the United States to comply with applicable foreign laws;

(d)                 Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 18.9 by the Committee shall be attached to this Plan document as appendices; and

(e)                 Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

18.10           Uncertificated Shares.  To the extent that the 2011 Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.11           Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the 2011 Plan.  Nothing contained in the 2011 Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the 2011 Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the 2011 Plan.  The Plan is not subject to ERISA.

18.12           No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the 2011 Plan or any Award.  The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.13           Retirement and Welfare Plans.  Neither Awards made under the 2011 Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

18.14           Nonexclusivity of the 2011 Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

18.15           No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

18.16           Governing Law.  The Plan and each Evidence of Award shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the 2011 Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Evidence of Award, recipients of an Award under the 2011 Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the 2011 Plan or any related Evidence of Award.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL #
	000000000000	123,456,789,012.12345
THE COMPANY NAME INC. - COMMON		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	X	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.				DETACH AND RETURN THIS PORTION ONLY

					TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK “FOR ALL EXCEPT” AND WRITE THE NUMBER(S) OF THE NOMINEE(S) ON THE LINE BELOW.
The Board of Directors recommends that you vote FOR ALL of the Nominees for Director:		For All	All Withhold	For All Except
1. Nominees for election as Director. 0		0	0	0
01 John F. Chiste 04 Louis Lipschitz 02 Stephen L. Key 05 Frank LaGrange Johnson 03 Fred Hamilton 06 Owen P.J. King

The Board of Directors recommends you vote FOR proposals 2, 3 and 4 below:					For	Against	Abstain
2. To approve the Forward Industries, Inc. 2011 Long Term Incentive Plan.					0	0	0

3. To ratify the appointment of J.H. Cohn LLP as Forward’s independent registered public accounting firm for the fiscal year ending September 30, 2011.					0	0	0

4. To approve the Company’s executive compensation program (non-binding resolution).					0	0	0
The Board of Directors recommends you vote FOR 1 YEAR on proposal 5 below:
5. To vote on the frequency of the shareholder advisory vote on executive compensation (non-binding resolution).					1 year 0	2 years 0	3 years 0 Abstain 0

6. To transact such other business as may properly come before the meeting.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4 and FOR 1 year for item 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		Yes	No
Please indicate if you plan to attend this meeting		0	0	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials.		0
		JOB #				SHARES
						CUSIP #
						SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

FORWARD INDUSTRIES, INC.

Annual Meeting of Shareholders

March 7, 2011 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder hereby appoints Brett M. Johnson and James O. McKenna, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Forward Industries, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Standard Time on March 7, 2011, at the offices of LaGrange Capital Partners, 570 Lexington Avenue, 27th Floor, New York, New York 10022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (1) FOR ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION AS DIRECTORS; (2) FOR THE APPROVAL OF FORWARD INDUSTRIES, INC. 2011 LONG TERM INCENTIVE PLAN; (3) FOR THE RATIFICATION OF J.H. COHN LLP, AS FORWARD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011; (4) FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (NON-BINDING RESOLUTION); (5) FOR THE SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION TO BE HELD EVERY YEAR (NON-BINDING RESOLUTION); AND  (6) IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE, WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side